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                      AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of March 9, 1998

                                      among

                                LADISH CO., INC.

                                  as Borrower,

                            STOWE MACHINE CO., INC.,

                                  as Guarantor,

                            THE LENDERS NAMED HEREIN

                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                               as Agent and Lender


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

                                TABLE OF CONTENTS



1.    AMOUNT AND TERMS OF CREDIT.............................................1

      1.1   Credit Facilities................................................1

      1.2   Letters of Credit................................................3

      1.3   Prepayment.......................................................3

      1.4   Use of Proceeds..................................................5

      1.5   Interest.........................................................5

      1.6   Eligible Accounts................................................6

      1.7   Eligible Inventory...............................................6

      1.8   Fees.............................................................7

      1.9   Cash Management Systems; Daily Sweep.............................7

      1.10  Receipt of Payments..............................................7

      1.11  Application and Allocation of Payments...........................8

      1.12  Loan Account and Accounting......................................8

      1.13  Indemnity........................................................9

      1.14  Access...........................................................9

      1.15  Taxes...........................................................10

      1.16  Capital Adequacy; Increased Costs; Illegality...................11

2.    CONDITIONS PRECEDENT..................................................13

      2.1   Conditions to Loans on or after Restatement Date................13

      2.2   Further Conditions to Each Loan and Credit Advance..............13


3.    REPRESENTATIONS AND WARRANTIES........................................14

      3.1   Corporate Existence; Compliance with Law........................14

      3.2   Executive Offices...............................................14

      3.3   Corporate Power, Authorization, Enforceable Obligations         15

      3.4   Financial Statements............................................15

      3.5   Collateral Reports..............................................16

      3.6   Material Adverse Effect.........................................16

      3.7   Ownership of Property; Liens....................................16

      3.8   Restrictions; No Default........................................17

      3.9   Labor Matters...................................................17

      3.10  Ventures,  Subsidiaries  and  Affiliates;  Outstanding
            Stock and Indebtedness..........................................17

      3.11  Government Regulation...........................................18

      3.12  Margin Regulations..............................................18

      3.13  Taxes...........................................................18

      3.14  ERISA...........................................................19

      3.15  No Litigation...................................................20

      3.16  Brokers.........................................................21

      3.17  Employment Matters..............................................21

      3.18  Patents, Trademarks, Copyrights and Licenses....................21

      3.19  Full Disclosure.................................................21

      3.20  Hazardous Materials.............................................22

      3.21  Insurance Policies..............................................22

      3.22  Deposit and Disbursement Accounts...............................22

      3.23  Government Contracts............................................22

      3.24  Customer and Trade Relations....................................22

      3.25  Agreements and Other Documents..................................22

      3.26  FEIN............................................................23

4.    FINANCIAL STATEMENTS AND INFORMATION..................................23

      4.1   Reports and Notices.............................................23

      4.2   Communication with Accountants..................................23


5.    AFFIRMATIVE COVENANTS.................................................24

      5.1   Maintenance of Existence and Conduct of Business................24

      5.2   Payment of Obligations..........................................24

      5.3   Books and Records...............................................25

      5.4   Litigation......................................................25

      5.5   Insurance.......................................................25

      5.6   Compliance with Laws............................................26

      5.7   Supplemental Disclosure.........................................27

      5.8   Employee Plans..................................................27

      5.9   Environmental Matters...........................................27

      5.10  Landlords' Agreements, Bailee Letters and Mortgagee Agreements..27

      5.11  Leased Locations of Collateral..................................28


6.    NEGATIVE COVENANTS....................................................28

      6.1   Mergers, Subsidiaries, Etc......................................28

      6.2   Investments; Loans and Advances.................................28

      6.3   Indebtedness....................................................28

      6.4   Employee Loans and Affiliate Transactions.......................29

      6.5   Capital Structure and Business..................................29

      6.6   Guaranteed Indebtedness.........................................29

      6.7   Liens...........................................................29

      6.8   Sale of Assets..................................................30

      6.9   ERISA...........................................................30

      6.10  Financial Covenants.............................................31

      6.11  Hazardous Materials.............................................31

      6.12  Sale-Leasebacks.................................................31

      6.13  Cancellation of Indebtedness....................................31

      6.14  Restricted Payments.............................................31

      6.15  Leases..........................................................31

      6.16  Fiscal Year.....................................................32

      6.17  Change of Corporate Name or Location............................32

      6.18  Cash Management.................................................32

      6.19  Technology Development Arrangements.............................32



7.    TERM..................................................................33

      7.1   Termination.....................................................33

      7.2   Survival of Obligations Upon Termination of
            Financing Arrangements..........................................33


8.    EVENTS OF DEFAULT: RIGHTS AND REMEDIES................................33

      8.1   Events of Default...............................................33

      8.2   Remedies........................................................36

      8.3   Waivers by Borrower and Guarantor...............................36


9.    ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT...................37

      9.1   Assignment and Participations...................................37

      9.2   Appointment of Agent............................................38

      9.3   Agent's Reliance, Etc...........................................39

      9.4   GE Capital and Affiliates.......................................40

      9.5   Lender Credit Decision..........................................40

      9.6   Indemnification.................................................41

      9.7   Successor Agent.................................................41

      9.8   Setoff and Sharing of Payments..................................42

      9.9   Disbursement of Funds...........................................42

      9.10  Advances; Payments; Information; Non-Funding Lenders............43


10.   SUCCESSORS AND ASSIGNS................................................46

      10.1  Successors and Assigns..........................................46


11.   MISCELLANEOUS.........................................................46

      11.1  Complete Agreement; Modification of Agreement...................46

      11.2  Amendments and Waivers..........................................47

      11.3  Fees and Expenses...............................................48

      11.4  No Waiver.......................................................49

      11.5  Remedies........................................................49

      11.6  Severability....................................................49

      11.7  Conflict of Terms...............................................50

      11.8  Authorized Signature............................................50

      11.9  GOVERNING LAW...................................................50

      11.10 Notices.........................................................51

      11.11 Section Titles..................................................51

      11.12 Counterparts....................................................51

      11.13 WAIVER OF JURY TRIAL............................................51

      11.14 Press Releases..................................................52

      11.15 Reinstatement...................................................52



12.   GUARANTY..............................................................52

                         INDEX OF EXHIBITS AND SCHEDULES


Exhibit A          -      Form of Notice of Revolving Credit Advance
Exhibit B          -      Form of Borrowing Base Certificate
Exhibit C          -      Form of Revolving Credit Note
Exhibit D          -      Form of Term Note
Exhibit E          -      Form of Security Agreement


Schedule  1.1(a)   -      Responsible Individual
Schedule  1.9      -      List of Bank Accounts
Schedule  3.2      -      Executive Offices
Schedule  3.4(A)   -      Financial Statements
Schedule  3.7      -      Real Estate and Leases
Schedule  3.9      -      Labor Matters
Schedule  3.10     -      Ventures, Subsidiaries and Affiliates;
                                Outstanding Stock
Schedule  3.13     -      Tax Matters
Schedule  3.14     -      ERISA Plans
Schedule  3.15     -      Litigation
Schedule  3.16     -      Brokers Fees
Schedule  3.17     -      Employment Matters
Schedule  3.18     -      Intellectual Property
Schedule  3.20     -      Hazardous Materials
Schedule  3.21     -      Insurance Policies
Schedule  3.22     -      Deposit and Disbursement Accounts
Schedule  3.23     -      Government Contracts
Schedule  3.25     -      Material Agreements
Schedule  3.28     -      Fein Numbers
Schedule  5.1.     -      Trade Names
Schedule  6.3.     -      Indebtedness
Schedule  6.4(a)   -      Transactions with Affiliates
Schedule  6.4(b)   -      Employee Compensation
Schedule  6.7      -      Existing Liens
Schedule  8.1      -      Additional Terms
Schedule  11.8     -      Authorized Signatures

Schedule A (Recitals)              -     Definitions
Schedule B (Section 1.2)           -     Letters of Credit
                                         Documents
Schedule C (Section 1.6)           -     Eligible Accounts

Schedule D (Section 1.7)           -     Eligible Inventory
Schedule E (Section 1.9)           -     Cash Management Systems
Schedule F (Section 2.1(b))        -     Schedule of Additional
                                         Closing Documents
Schedule G (Section 4.1(a))        -     Financial Statements --
                                         Reporting
Schedule H (Section 4.1(b))        -     Collateral Reports
Schedule I (Section 6.11)          -     Financial Covenants
Schedule J (Section 11.10)         -     Notice Addresses
Schedule K (Section 9.10(a)(iii))  -     Wire Transfer Account
                                         Information

       This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 9, 1998 among LADISH CO., INC., a Wisconsin corporation ("Borrower"), STOWE MACHINE CO., INC., a Nevada corporation, as Guarantor ("Guarantor"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto.

                                    RECITALS

       WHEREAS, Borrower and Guarantor are parties to that certain Credit Agreement, dated as of June 30, 1995 (as amended through the date hereof, the "Existing Credit Agreement"); and

       WHEREAS, Borrower and Guarantor desire to amend and restate the Existing Credit Agreement in full; and

       WHEREAS, the Loans shall continue to be evidenced by the Notes and the Obligations shall continue to be secured by the Collateral Documents;

       WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Schedule A. All Schedules, Exhibits and other attachments hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto hereby amend and restate the Existing Credit Agreement in full as follows:

1.     AMOUNT AND TERMS OF CREDIT

       1.1    Credit Facilities.

       (a)  Revolving  Credit  Facility.  (i) Upon and  subject to the terms and conditions hereof, each Lender, severally and not jointly, agrees to make available, from time to time, until the Commitment Termination Date, for Borrower's use and upon the request of Borrower therefor, its Pro Rata Share of advances (each, a "Revolving Credit Advance") in an aggregate amount which shall not at any given time exceed the lesser at such time of (A) the Maximum Revolving Credit Loan and (B) an amount equal to the Borrowing Base less the amount of the Letter of Credit Obligations at such time ("Borrowing Availability"); provided, however, that in no event shall the Revolving Credit Loan of any Lender exceed its Revolving Credit Loan Commitment less its Pro Rata Share of the Letter of Credit Obligations at such time. Until all amounts outstanding in respect of the Revolving Credit Loan shall become due and payable on the Commitment Termination Date, subject to the terms and conditions hereof Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower to the individual at the Agent identified on Schedule 1.1(a) at the address specified thereon, given no later than 11:00 a.m. (Chicago time) on the Business Day of the proposed Revolving Credit Advance. Each such notice (a "Notice of Revolving Credit Advance") shall be substantially in the form of Exhibit A hereto, specifying therein the requested date, the amount of such Revolving Credit Advance, and such other information as may be required by Agent and shall be given in writing (by telecopy or overnight courier) or by telephone confirmed immediately in writing. Agent shall be entitled to rely upon, and shall be fully protected under this Agreement in relying upon, any Notice of Revolving Credit Advance believed by Agent to be genuine and to assume that each Person executing and delivering the same was duly authorized unless the responsible individual acting thereon for Agent shall have, at the time of reliance thereon, actual knowledge to the contrary.

       (ii) Borrower shall execute and deliver to each Lender a note to evidence the Revolving Credit Loan, such note to be in the principal amount of the Revolving Credit Loan Commitment of such Lender, dated the Closing Date and substantially in the form of Exhibit C hereto (each a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes"). The Revolving Credit Notes shall represent the obligation of Borrower to pay the amount of the Revolving Credit Loan Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made by Lenders to Borrower and all other obligations together with interest thereon as prescribed in Section 1.5. The date and amount of each Revolving Credit Advance and each payment of principal with respect thereto shall be recorded on the books and records of Agent, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Revolving Credit Loan shall be immediately due and payable on the Commitment Termination Date.

       (b) Term Loan. Upon and subject to the terms and conditions hereof, each Lender having a Term Loan Commitment severally and not jointly agrees to make a term loan to Borrower on the Closing Date (all such term loans, collectively, being the "Term Loan") in the original principal amount of its Term Loan Commitment. The Term Loan shall be evidenced by Term Notes substantially in the form of Exhibit D, and Borrower shall execute and deliver the same to each such Lender.

       The principal amount of the Term Loan shall be payable in sixteen (16) consecutive quarterly installments on the last day of March, June, September and December of each year, commencing

September 30, 1996, in the following respective scheduled installments:

            Installments 1 through 4            $375,000 each;
            Installments 5 through 12           $500,000 each; and
            Installments 13 through 16          $625,000 each.

Installment 16 shall be due and payable on June 30, 2000 and shall be in the amount of $625,000 or the then remaining principal balance of the Term Loan if different than such amount. Amounts paid on the Term Loan may not be reborrowed.

       1.2 Letters of Credit. Subject to the terms and conditions of Schedule B, Agent agrees to issue or guaranty Letters of Credit for the benefit of Borrower in an aggregate face amount outstanding at any one time not to exceed two million dollars ($2,000,000).

       1.3 Prepayment. (a) In the event that the outstanding balance of the Revolving Credit Loan shall, at any time, exceed the lesser at such time of (i) the Maximum Revolving Credit Loan and (ii) the Borrowing Base less the outstanding amount of the Letter of Credit Obligations, Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess. In the event that the sum of the outstanding balance of the Revolving Credit Loan plus the Letter of Credit Obligations shall at any time exceed the Borrowing Base, Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess.

       (b) Immediately upon receipt by Borrower of net proceeds (after deducting all expenses, including commissions, taxes payable, and amounts payable to holders of prior liens, if any, and an appropriate reserve for income taxes in connection therewith) of any asset disposition (other than asset dispositions permitted by Section 6.8), Borrower shall prepay the Loans with such net proceeds in accordance with clause (e) below.

       (c) In the event that Borrower receives proceeds from the issuance of any Stock or from the exercise of any warrants, options, rights to subscribe or similar rights to the Borrower's Stock, no later than the third Business Day following the date of receipt of such proceeds Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith, which prepayment shall be applied in accordance with clause (e) below. Notwithstanding the foregoing, any such proceeds from the IPO or any warrants exercised in connection with the IPO shall be applied promptly unpon receipt as follows: first, up to $15,000,000 to make a contribution to Borrower's pension plan, second, to repay unpaid principal and accrued and unpaid interest on the Revolving Loan, and third, within 60 days of receipt of such proceeds, to pay principal and accrued and unpaid interest on the Senior Subordinated Notes and, pending such application to the Senior

Subordinated Notes, to be invested in overnight U.S. Treasury obligations. Notwithstanding any term or provision of this Agreement to the contrary, at any time that the Borrower has investments permitted under clause third above, and pending application thereof to the Senior Subordinated Notes, the Borrower shall not be permitted to obtain further Revolving Credit Advances and in lieu thereof shall utilize such investments to fund working capital expenditures until the same have been disbursed in full.

       (d) Borrower shall have the right at any time on thirty (30) days' prior written notice to Agent to voluntarily:

       (i) prepay all or part of the Term Loan, provided that any such voluntary prepayment shall be applied to scheduled installments of the Term Loan in inverse order of maturity and shall be accompanied by the payment of the fee required by Section 1.8(c), if any; and

       (ii) reduce or terminate the Revolving Credit Commitment and in connection therewith, prepay all or a portion of the Revolving Credit Loan, provided that any such voluntary reduction shall be accompanied by the payment of the fee required by Section 1.8(c) in connection therewith, if any, and provided further, that if the Revolving Credit Commitment is terminated in whole, contemporaneously therewith Borrower shall prepay in full the unpaid principal balance and accrued and unpaid interest of the Term Loan, together with the fee required by Section 1.8(c) in connection therewith, if any.

       (e) Any prepayments required under clauses (b) or (c) above to be applied under this clause (e) shall be applied in satisfaction of the Obligations as follows:

              (i) First, to accrued interest on the Term Loan and to prepay scheduled installments of such Term Loan in inverse order of maturity until the Term Loan shall have been prepaid in full;

              (ii) Second, to the principal amount of the Revolving Credit Loan outstanding and accrued interest with respect thereto until the same shall have been paid in full, and the Revolving Credit Loan Commitment shall automatically be permanently reduced by the amount of such prepayments;

              (iii) Third, to cash collateralize the undrawn portion of any Letters of Credit; and

              (iv) Fourth, to all remaining Obligations.

       (f) Any prepayments required under clause (c) above to be applied under this clause (f) shall be applied in satisfaction of the Obligations as follows:

              (i) First, to the principal amount of the Revolving Credit Loan outstanding and accrued interest with respect thereto until the same shall have been paid in full;

              (ii) Second, to the Term Loan and accrued interest with respect thereto, to prepay scheduled installments of such Term Loan in inverse order of maturity until the Term Loan shall have been prepaid in full;

              (iii) Third, to cash collateralize the undrawn portion of any Letters of Credit; and

              (iv) Fourth, to all remaining Obligations.

       (g) Any cash collateral required by Section 1.3(e)or (f) shall be held by the Agent in a separate cash collateral account subject to the security interest and lien of the Security Agreement and the terms of Schedule B. The Borrower shall have no access to such account.

       1.4 Use of Proceeds. Borrower shall utilize the proceeds of Revolving Credit Advances solely for working capital and general corporate needs (but excluding in any event any direct or indirect redemption, purchase, repayment or defeasance of any Stock of Borrower).

       1.5 Interest. (a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at a rate equal to:
(A) with respect to the Revolving Credit Loan, the Index Rate plus the Applicable Margin, based on the amounts outstanding from time to time under the Revolving Credit Loan; and (B) with respect to the Term Loan, the Index Rate plus the Applicable Margin.

       (b) If any payment on the Loans becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

       (c) All computations of interest shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Index Rate shall be determined each day based upon the Index Rate as in effect for such day. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

       (d) So long as any Event of Default shall have occurred and be continuing, and after written notice from Agent to Borrower, the interest rates applicable to the Loans and any other Obligations shall be increased by two percent (2%) per annum above the rate of interest otherwise applicable hereunder ("Default Rate").

       (e) Notwithstanding anything to the contrary set forth in this Section 1.5, if, at any time until payment in full of all of the Obligations, the rate of interest payable hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, from the making of such advances hereunder is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable hereunder shall be the rate of interest provided in Sections 1.5(b) through (d) of this Agreement, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 1.5 (e), shall make a final determination that a Lender has received interest hereunder or under any of the other Loan Documents in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid hereunder in respect of the Loans, then to the outstanding principal of the Loans, then to Fees and any other unpaid Obligations and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

       1.6 Eligible Accounts. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall determine which of Borrower's Accounts shall be deemed to be "Eligible Accounts" for purposes of determining the amounts, if any, to be advanced to Borrower under the Revolving Credit Loan. In determining whether a particular Account constitutes an Eligible Account, Agent shall not include any Accounts of Guarantor or any Account which meets any of the criteria set forth in Schedule C.

       1.7 Eligible Inventory. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall determine which of Borrower's Inventory shall be deemed to be "Eligible Inventory" for purposes of determining the amounts, if any, to be advanced to Borrower under the Revolving Credit Loan. In determining whether any particular Inventory constitutes Eligible Inventory, Agent shall not include Inventory of Guarantor or Inventory which meets any of the criteria set forth in Schedule D.

       1.8 Fees. (a) Borrower has paid to GE Capital, individually, the fees specified in that certain Fee Letter, dated as of June 30, 1995 (the "GE Capital Fee Letter"), at the times specified for payment therein.

       (b) As additional compensation for Lenders' costs and risks in making the Revolving Credit Loan available to Borrower, Borrower agrees to pay to Agent, for the ratable benefit of Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of available funds (the "Non-use Fee") in amount equal to one-quarter of one percent (1/4%) per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between the respective daily averages of (i) the Maximum Revolving Credit Loan (as it may be adjusted from time to time hereunder) and (ii) the amount of the Revolving Credit Loan outstanding during the period for which the Non-use Fee is due.

       (c) If, prior to July 1, 1999, Borrower shall prepay the Term Loan or permanently reduce the amount of the Revolving Credit Loan Commitment pursuant to Section 1.3(d) or after the occurrence of a voluntary Event of Default by Borrower, Borrower shall pay to the Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available to Borrower hereunder, an amount determined by multiplying one percent (1%) by the amount of the Term Loan so prepaid or the amount of the Revolving Credit Commitment so reduced.

       1.9 Cash Management Systems; Daily Sweep. On or prior to the Closing Date, Borrower will establish and will maintain until the Termination Date, the cash management systems described on Schedule E. The Revolving Credit Loan shall be repaid at the close of each Business Day to the extent of the balance in the Collection Account as more fully described on Schedule E.

       1.10 Receipt of Payments. Borrower shall make each payment under this Agreement not later than noon (Chicago time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. For purposes of computing interest and fees and determining the amount of funds available for borrowing by Borrower pursuant to Section 1.1(a), (a) all payments (including cash sweeps) consisting of cash, wire or electronic transfers in immediately available funds shall be deemed received on the date of deposit thereof in the Collection Account and notice to Agent of such deposit before the time specified above, and (b) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received on the day of receipt of good funds following deposit of any such payment in the Collection Account and notice to Agent of such deposit.

       1.11 Application and Allocation of Payments. Borrower hereby irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of Borrower, to cash collateralize the undrawn portion of any Letters of Credit, and in repayment of the Revolving Credit Loan and Term Loan as Agent may deem advisable notwithstanding any previous entry by Agent upon the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, the same shall be applied in the following order: (i) to then due and payable expenses of the Agent and to then due and payable Fees;
(ii) to then due and payable interest payments on the Revolving Credit Loan and Term Loan; (iii) to principal payments on the Revolving Credit Loan and, in inverse order of maturities, to installments of the Term Loan; (iv) to cash collateralize the undrawn portion of any Letters of Credit, and (v) to all other then due and payable Obligations. Agent is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower for payment of all Fees, expenses, Charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due, even if such Revolving Credit Advance would cause total Revolving Credit Advances to exceed Borrowing Availability or the Maximum Revolving Credit Loan amount. At Agent's option and to the extent permitted by law, any advances so made shall be deemed Revolving Credit Advances constituting part of the Revolving Credit Loan hereunder. Any cash collateral required by this Section 1.11 shall be held by the Agent in a separate cash collateral account subject to the security interest and lien of the Security Agreement and the terms of Schedule B. The Borrower shall have no access to such account.

       1.12 Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: (a) all Revolving Credit Advances and the Term Loan, (b) all payments made by Borrower, and (c) all other appropriate debits and credits as provided in this Agreement with respect to the Revolving Credit Loan and Term Loan or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. Borrower shall pay all Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement.

       The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided, that, any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's obligations to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions under the Revolving Credit Loan and Term Loan setting forth the balance of the Loan Account. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, unless Borrower, within thirty (30) days after the date any such accounting is rendered, shall notify Agent in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.

       1.13 Indemnity. (a) Borrower shall jointly and severally indemnify and hold each of Agent, Lenders, their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended under this Agreement and the other Loan Documents or in connection with or arising out of the transactions contemplated hereunder and thereunder or any actions or failures to act in connection therewith, including any and all Environmental Liabilities and Costs; provided, that Borrower shall not be liable for any indemnification to such Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from such Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted. NEITHER AGENT, ANY LENDER, NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER

PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED OR TERMINATED UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

       (b) Borrower hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or Borrower's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents to influence Borrower's conduct with respect to the ownership, operation or management of any of its Real Estate.

       1.14 Access. (a) Borrower shall provide full access during normal business hours, from time to time upon three (3) Business Days' prior notice, to Agent and any of its officers, employees and agents, as frequently as Agent determines, in its reasonable discretion, to be appropriate (unless a Default or Event of Default shall have occurred and be continuing, in which event Agent and its officers, employees, designees, agents and representatives shall have access at any and all times and without any advance notice), to the properties, facilities, books, records, suppliers, customers, advisors and employees (including officers) of Borrower, to the Collateral, to the accountants (including Arthur Andersen LLP) of Borrower and to the work papers of such accountants, if available. Without limiting the generality of the foregoing, Borrower shall (i) permit Agent, and any of its officers, employees, agents and representatives, to inspect, audit and make extracts from all of Borrower's records, files and books of account and (ii) permit Agent, and any of its officers, employees, agents and representatives, to inspect, review and evaluate the Accounts and Inventory at Borrower's locations and at premises not owned by or leased to Borrower. Borrower shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents which Agent may request. Borrower shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower, and shall maintain records or supporting documentation on media, including computer tapes and discs owned by Borrower. Borrower shall instruct their certified public accountants to make available to Agent such information and records as Agent may request. Upon the occurrence and during the continuance of a Default or Event of Default, Guarantor shall comply with this Section 1.14 with respect to it on the same terms and conditions as required of Borrower.

       (b) A fee of $400 per day per individual (plus all out-of-pocket costs and expenses) in connection with Agent's field examinations permitted under
Section 1.14(a) above and Section 4(c) of the Security Agreement shall be charged against the Revolving Credit Facility in connection with each field audit conducted after the Closing Date.

       1.15 Taxes. (a) Any and all payments by Borrower hereunder or under the Revolving Credit Notes or Term Notes shall be made, in accordance with this
Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Revolving Credit Notes or Term Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

       (b) Borrower shall indemnify and pay, within ten (10) days of demand therefor, Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

       (c) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent, at its address referred to in Section 11.10, the original or a certified copy of a receipt evidencing payment thereof.

       1.16 Capital Adequacy; Increased Costs; Illegality. (a) In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction has the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand on Borrower by such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes, unless Borrower within ten (10) days after demand for payment of such additional amount(s) shall notify Agent and such Lender in writing of any objection which Borrower may have to such computation, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Such Lender's determination, based upon the facts available, of the computation shall (absent manifest error) be final, binding and conclusive on Borrower.

       (b) If, due to either (i) the introduction of or any change in or in the judicial or governmental interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining of any Loan, then Borrower shall from time to time, within fifteen
(15) days after notice and demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error, unless Borrower within ten (10) days after demand for payment of such additional amount(s) shall notify Agent and such Lender in writing of any objection which Borrower may have to such computation, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Such Lender's determination, based upon the facts available, of the computation shall (absent manifest error) be final, binding and conclusive on Borrower. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to in clause (i) or (ii) above which would result in any such increased cost to such Lender, such Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.16(b).

       (c) Upon the Agent obtaining actual knowledge of the occurrence of any of the events set forth in this Section 1.16, Agent shall promptly notify Borrower of the occurrence of such event.

       (d) Foreign Lenders. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service or the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate or withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent. No Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

       If a Foreign Lender does not provide a Certificate of Exemption to Borrower and Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rate and Borrower shall not be required to pay any additional amounts as a result of such withholding; provided, however, that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent.

20     CONDITIONS PRECEDENT

       2.1    Conditions to Loans on or after Restatement Date.

       Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Agent and Lenders hereunder, Borrower shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and no Lender shall be obligated to make any Loan on or after the Restatement Date, or to take, fulfill, or perform any other action hereunder, until the Agent has received each of the following in form and substance satisfactory to it:

       (a) Credit Agreement. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, Guarantor, Agent and Lenders.

       (b) Resolutions. A copy of the board of directors resolutions for each of Borrower and Guarantor, certified by the Secretary or Assistant Secretary thereof, authorizing the execution and delivery of this Agreement and attaching a copy of the Borrower's and Guarantor's articles of incorporation and by-laws.

       (c) Officer's Certificate. A certificate of Borrower's chief financial officer stating that, after giving effect to this Agreement, no Default or Event of Default exists and is continuing.

       (d) Counsel Opinion. A written opinion of Borrower's counsel.

       2.2 Further Conditions to Each Loan and Credit Advance. It shall be a further condition to the Term Loan, each subsequent Revolving Credit Advance and to the incurrence of the initial and any subsequent Letter of Credit Obligations that the following statements shall be true on the date of each such advance or funding, as the case may be:

       (a) All of Borrower's and Guarantor's representations and warranties contained herein or in any of the other Loan Documents shall be true and correct on and as of the Closing Date and the date on which each Revolving Credit Advance is made (or Letter of Credit Obligation is incurred) as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement.

       (b) No Material Adverse Effect shall have occurred since the date hereof.

       (c) No event shall have occurred and be continuing, or would result from the making of any Revolving Credit Advance (or the incurrence of any Letter of Credit Obligations), which constitutes or would constitute a Default or an Event of Default.

       (d) After giving effect to each Revolving Credit Advance (or Letter of Credit Obligations) the aggregate principal amount of the Revolving Credit Loan shall not exceed the maximum amount permitted by Section 1.3(a) without requiring that a payment be made to Agent or any Lender.

The request and acceptance by Borrower of the proceeds of the Term Loan or any Revolving Credit Advance or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower and Guarantor that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower and Guarantor of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

30     REPRESENTATIONS AND WARRANTIES

       To induce Lenders to make the Revolving Credit Loan and Term Loan and to incur Letter of Credit Obligations, Borrower makes the following representations and warranties to Agent and each

Lender,  each and all of which shall  survive the execution and delivery of this
Agreement:

       3.1 Corporate Existence; Compliance with Law. Each of Borrower and Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has been duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (ii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (iii) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct;
(iv) is in compliance with its certificate or articles of incorporation and by-laws; and (v) is in compliance with all applicable provisions of law.

       3.2 Executive Offices. The current location of each of Borrower's and Guarantor's chief executive office and principal place of business is set forth in Schedule 3.2 and, as of the Closing Date, none of such locations have changed within the past six (6) months.

       3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by Borrower and Guarantor of the Loan Documents and all other instruments and documents to be delivered by Borrower and Guarantor, and the creation of all Liens provided for therein: (i) are within Borrower's and Guarantor's corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) are not in contravention of any provision of Borrower's or Guarantor's certificate or articles or incorporation or bylaws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or Guarantor is a party or by which Borrower or Guarantor or any of its property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of Borrower or Guarantor other than those in favor of Agent, on behalf of itself and Lenders, all pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in
Section 2.1(d), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of Borrower or Guarantor, and each Loan Document shall then constitute a legal, valid and binding obligation of Borrower and Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by application of general principles of equity.

       3.4 Financial Statements. All financial statements (the "Financial Statements") concerning Borrower and Guarantor which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein and except, with respect to unaudited financial statements, for the absence of footnotes and normal year-end audit adjustments) and, to the best of Borrower's and Guarantor's knowledge and belief after due inquiry, do present fairly in all material respects the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

       (a) The following financial statements attached hereto as Schedule 3.4(A) have been delivered on the date hereof:

              (i) The audited balance sheet at December 31, 1996 and related statement of income, certified by Arthur Andersen LLP.

              (ii) The unaudited balance sheet at September 30, 1997 and the related statement of income for the Fiscal Quarter then ended.

       3.5 Collateral Reports. Borrower has delivered the Collateral Reports identified on Schedule H and each such Collateral Report complies with the description thereof contained on Schedule H.

       3.6 Material Adverse Effect. Since December 31, 1996, neither Borrower nor Guarantor has incurred any obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which could, alone or in the aggregate, have or result in a Material Adverse Effect. No Material Adverse Effect has occurred between December 31, 1996 and the Closing Date.

       3.7 Ownership of Property; Liens. (a) Except as described on Schedule 3.7, the real estate ("Real Estate") listed on Schedule 3.7 constitutes all of the real property owned, leased, or used in its business by Borrower and Guarantor. Each of Borrower and Guarantor (i) owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its Leases (both as lessor and lessee, sublessee or assignee), all as described on Schedule 3.7, and (ii) good and marketable title to, or valid leasehold interests in, all of its other properties and assets, and none of the properties and assets of Borrower or Guarantor are subject to any

Liens, except Permitted Encumbrances; and each of Borrower and Guarantor has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect each of Borrower's and Guarantor's right, title and interest in and to all such real estate and other assets or property. Except as described on Schedule 3.7, (i) neither Borrower nor Guarantor nor any other party to any such Lease described on Schedule 3.7 is in default of its obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such Lease; (ii) neither Borrower nor Guarantor owns or holds nor is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by Borrower or Guarantor except as set forth therein; and (iii) no portion of any real property owned or leased by Borrower or Guarantor has suffered any material damage by fire or other casualty loss or a Release which has not heretofore been completely repaired and restored to its original condition or is being remedied. All permits required to have been issued or appropriate to enable the real property owned or leased by Borrower or Guarantor to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect.

       3.8 Restrictions; No Default. No contract, lease, agreement or other instrument to which Borrower or Guarantor is a party or by which it or any of its properties or assets is bound or affected and no provision of applicable law or governmental regulation has or results in a Material Adverse Effect, or could have or result in a Material Adverse Effect. Neither Borrower nor Guarantor is in default, and to Borrower's and Guarantor's knowledge no third party is in default, under or with respect to any material contract, agreement, lease or other instrument to which it is a party.

       3.9 Labor Matters. No strikes or other labor disputes against Borrower or Guarantor are pending or, to Borrower's or Guarantor's knowledge, threatened. Hours worked by and payment made to employees of Borrower or Guarantor have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters. All payments due from Borrower or Guarantor on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Borrower or Guarantor. Except as set forth in Schedule 3.9, neither Borrower nor Guarantor has any obligations under any collective bargaining agreement, management agreement, consulting agreement or any material employment agreement. There is no organizing activity involving Borrower or

Guarantor pending or, to Borrower's or Guarantor's knowledge, threatened by any labor union or group of employees. Except as set forth in Schedule 3.9, there are no representation proceedings pending or, to Borrower's or Guarantor's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower or Guarantor has made a pending demand for recognition. Except as set forth in Schedule 3.9, there are no complaints or charges against Borrower or Guarantor pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower or Guarantor of any individual.

       3.10 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Borrower has no Subsidiaries other than Guarantor and neither Borrower nor Guarantor is engaged in any joint venture or partnership with any other Person, and, except as set forth on Schedule 3.10, is not an Affiliate of any other Person. Each of Borrower and Guarantor previously has furnished Agent the identity of each Shareholder known by Borrower or Guarantor to own or control all the issued and outstanding Stock of Borrower or Guarantor. Except as set forth in Schedule 3.10, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower or Guarantor may be required to issue or sell any Stock or other equity security. As of the Closing Date, all outstanding Indebtedness of Borrower and Guarantor is described in Section 6.3 (including Schedule 6.3).

       3.11 Government Regulation. Neither Borrower nor Guarantor is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. Neither Borrower nor Guarantor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder, and the making of the Revolving Credit Advances and Term Loan by Lenders, the incurrence of the Letter of Credit Obligations, the application of the proceeds thereof and repayment thereof by Borrower or Guarantor and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

       3.12 Margin Regulations. Neither Borrower nor Guarantor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such term is defined in Regulation U or G of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). Neither Borrower nor Guarantor owns any Margin Stock, and the proceeds of the Revolving Credit Advances and Term Loan will not be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board.

       3.13 Taxes. All federal, state, local and foreign tax returns, reports and statements, including, but not limited to, information returns required to be filed by each of Borrower and Guarantor have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), and each of Borrower and Guarantor has paid when due and payable all Charges required to be paid by it excluding, in each case, Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each of Borrower and Guarantor from its respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 3.13 sets forth as of the Closing Date those taxable years for which Borrower's or Guarantor's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Schedule 3.13, neither Borrower nor Guarantor has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Neither Borrower nor Guarantor is liable for any Charges or the documents delivered in connection therewith: (i) under any agreement (including, without limitation, any tax sharing agreements) or (ii) to the best of Borrower's and Guarantor's knowledge, as a transferee. As of the Closing Date, neither Borrower nor Guarantor has agreed or been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise which would have a Material Adverse Effect.

       3.14 ERISA. (a) Schedule 3.14 lists all Plans maintained or contributed to by Borrower or Guarantor and all Qualified Plans maintained or contributed to by any ERISA Affiliate, and separately identifies the Title IV Plans,

Multiemployer Plans, any multiple employer plans subject to Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans and Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and to the best knowledge of Borrower and Guarantor nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA, and with respect to each Plan, other than a Qualified Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan. Neither Borrower, Guarantor nor any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the IRC or
Section 302 of ERISA or the terms of any such Plan. With respect to all Retiree Welfare Plans, the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities does not exceed $55,000,000 as of September 30, 1994, and copies of such latest projections have been provided to Agent. Neither Borrower, Guarantor nor any ERISA Affiliate thereof has engaged in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA, in connection with any Plan, which would subject Borrower or Guarantor (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the IRC or any other material liability.

       (b) Except as set forth in Schedule 3.14 and the Borrower's audited financial statements for the period ended December 31, 1996: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower or Guarantor, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) Borrower, Guarantor nor any ERISA Affiliate with respect to any Plan; (iv) neither Borrower, Guarantor nor any ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years neither Borrower, Guarantor nor any ERISA Affiliate thereof has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (vi) no Plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant); (vii) Borrower, Guarantor and each ERISA Affiliate have complied with the notice and continuation coverage requirements of Section 4980B of the IRC and the regulations thereunder except where the failure to comply could not have or result in any Material Adverse Effect; and (viii) no liability under any Plan has been funded, nor has such obligation been satisfied, with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

       3.15 No Litigation. Except as set forth in Schedule 3.15, no action, claim or proceeding is now pending or, to the knowledge of Borrower or Guarantor, threatened against Borrower or Guarantor, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges Borrower's or Guarantor's right or power to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder, or (ii) which, if determined adversely, would have or result in a Material Adverse Effect, nor to the best knowledge of Borrower and Guarantor does a state of facts exist which is reasonably likely to give rise to such proceedings.

       3.16 Brokers. Except as set forth in Schedule 3.16, no broker or finder acting on behalf of Borrower or Guarantor thereof brought about the obtaining, making or closing of the loans made pursuant to this Agreement or the transactions contemplated by the Loan Documents and neither Borrower nor Guarantor has any obligations to any Person in respect of any finder's or brokerage fees in connection therewith.

       3.17 Employment Matters. Except as set forth in Schedules 3.9 and 3.17, there are no material employment, consulting or management agreements covering any management employee or Affiliate of Borrower. A true and complete copy of each such agreement has been furnished to Agent.

       3.18 Patents, Trademarks, Copyrights and Licenses. Except as otherwise set forth in Schedule 3.18, each of Borrower and Guarantor owns all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its business as heretofore conducted by it or proposed to be conducted by it, each of which is listed, together with Copyright Office or Patent and Trademark Office application or registration numbers, where applicable, on Schedule 3.18.
Schedule 3.18 also lists all tradenames or other names under which Borrower or Guarantor conducts business. To the best of Borrower's and Guarantor's knowledge, the conduct of its business does not infringe upon any intellectual property right of any other Person.

       3.19 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, the Projections, the Financials, the Collateral Reports or any written statement furnished by or on behalf of Borrower or Guarantor pursuant to the terms of this Agreement, which has previously been delivered to Agent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at the Closing Date be fully perfected first priority Liens in and to the Collateral described therein, subject only to Liens set forth in Schedule 3.7 and the Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Mortgages will at the Closing Date be fully protected first priority Liens in and to the Mortgaged Property described therein and Permitted Liens.

       3.20 Hazardous Materials. Except as set forth in Schedule 3.20, the Real Property is free of contamination from any Hazardous Material. In addition,
Schedule 3.20 discloses material environmental liabilities of Borrower and Guarantor of which it has knowledge (i) related to noncompliance with the Environmental Laws, or (ii) associated with the Real Estate. Neither Borrower nor Guarantor has caused or suffered to occur any Release with respect to any Hazardous Material at, under, above or upon any real property which it owns or leases. Neither Borrower nor Guarantor is involved in operations that are likely to result in the imposition of any Lien on its assets or any material liability on Borrower, under any Environmental Law, and neither Borrower nor Guarantor has permitted any tenant or occupant of such premises to engage in any such activity. Each of Borrower and Guarantor has provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities and Costs, in each case relating to Borrower and Guarantor.

       3.21 Insurance Policies. Schedule 3.21 lists all insurance of any nature maintained for current occurrences by Borrower, as well as a summary of the terms of such insurance.

       3.22 Deposit and Disbursement Accounts. Schedule 3.22 lists all banks and other financial institutions at which each of Borrower and Guarantor maintains deposits and/or other accounts, including any disbursement accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

       3.23 Government Contracts. Except as set forth in Schedule 3.23, neither Borrower nor Guarantor is a party to any contract or agreement with the federal government and none of the Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727).

       3.24 Customer and Trade Relations. There exists no actual or threatened termination or cancellation of, or any material adverse modification or change in: (a) the business relationship of Borrower or Guarantor with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of Borrower and Guarantor taken as a whole; or (b) the business relationship of Borrower or Guarantor with any supplier material to the operations of Borrower or Guarantor.

       3.25 Agreements and Other Documents. As of the Closing Date, each of Borrower and Guarantor have provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which Borrower is subject and each of which are listed on Schedule 3.25: (a) Plans; (b) supply agreements not terminable by Borrower or Guarantor, within sixty (60) days following written notice issued by Borrower or Guarantor; (c) purchase agreements not terminable by Borrower or Guarantor, within 60 days following written notice issued by Borrower or Guarantor; (d) Leases; (e) any lease of equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $50,000 per annum; (f) licenses and permits necessary for the conduct of each of Borrower's and Guarantor's businesses; (g) instruments or documents evidencing Indebtedness of each of Borrower and Guarantor and any security interest granted by Borrower or Guarantor with respect thereto; (h) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of Borrower or Guarantor; (i) employment and consulting agreements; and (j) all agreements providing for compensation of or payments to senior members of management and/or stockholders of each of Borrower and Guarantor. On and after the Restatement Date, neither Borrower nor Guarantor is or shall be party to any agreement for the provision to it of management services.

       3.26  FEIN.   Borrower's  federal  employer   identification   number  is
31-1145953 and Guarantor's federal employer identification number is 06-1487703.

40     FINANCIAL STATEMENTS AND INFORMATION

       4.1 Reports and Notices. (a) Each of Borrower and Guarantor hereby covenants and agrees that from and after the Closing Date and until the Termination Date, it shall deliver to

Agent and/or Lenders, as required, financial statements, notices and Projections at the times, to the Persons and in the manner set forth in Schedule G.

       (b) Each of Borrower and Guarantor hereby covenants and agrees that from and after the Closing Date, they shall deliver to Agent and/or Lenders, as required, the various Collateral Reports at the times, to the Persons and in the manner set forth in Schedule H.

       4.2 Communication with Accountants. Each of Borrower and Guarantor authorizes Agent and each Lender to communicate directly with its independent certified public accountants including Arthur Andersen LLP, and authorizes those accountants and advisors to disclose to Agent and each Lender any and all financial statements and other supporting financial documents and schedules relating to Borrower (including, without limitation, copies of any issued management letters) with respect to the business, financial condition and other affairs of Borrower and Guarantor. On or before the Closing Date, Borrower and Guarantor shall obtain a letter from such accountants, on which the Agent shall be designated as a recipient, acknowledging that Borrower and Guarantor intend the financial statements certified by such accountants to benefit or influence Lenders and that Lenders may rely upon such certification.

50     AFFIRMATIVE COVENANTS

       Each of Borrower and Guarantor covenants and agrees that, unless Agent shall otherwise consent in writing, from and after the date hereof and until the Termination Date:

       5.1 Maintenance of Existence and Conduct of Business. Each of Borrower and Guarantor shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its copyrights, patents, trademarks, trade names and all other intellectual property and rights as licensee or licensor thereof and preserve all the remainder of its assets and properties, used or useful in the conduct of its business, and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (d) transact business only in such corporate and trade names as are set forth in Schedule 5.1.

       5.2 Payment of Obligations. (a) Subject to Section 5.2(b), each of Borrower and Guarantor shall pay and discharge or cause to be paid and discharged promptly all (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed), and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

       (b) Borrower and Guarantor may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described Section 5.2(a); provided, that, at the time of commencement of any such action or proceeding, and during the pendency thereof (i) no Default or Event of Default shall have occurred and be continuing, (ii) adequate reserves with respect thereto are maintained on the books of Borrower and Guarantor, in accordance with GAAP, (iii) such contest is maintained and prosecuted continuously and with diligence, (iv) none of the Collateral becomes subject to forfeiture or loss as a result of such Charges or claims, (v) no Lien shall be imposed to secure payment of such Charges or claims other than inchoate tax liens, and (vi) each of Borrower and Guarantor shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower or Guarantor or the conditions set forth in this Section 5.2(b) are no longer met.

       5.3 Books and Records. Each of Borrower and Guarantor shall keep adequate records and books of account with respect to Borrower's and Guarantor's business activities, in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements referred to in Schedule 3.4.

       5.4 Litigation. Each of Borrower and Guarantor shall notify Agent in writing, promptly upon learning thereof, of any litigation commenced or threatened against Borrower or Guarantor, and of the institution against it of any suit or administrative proceeding that (a) seeks damages in excess of $100,000 or (b) seeks injunctive relief.

       5.5 Insurance. (a) Each of Borrower and Guarantor shall, at its sole cost and expense, maintain the policies of insurance described on Schedule 3.21 in form and with insurers rated AA or better by Bests. Such policies shall be in such amounts as are set forth in Schedule 3.21. Each of Borrower and Guarantor shall notify Agent promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline. So long as any Event of Default shall have occurred and be continuing or if the casualty loss exceeds $100,000: each of Borrower and Guarantor hereby direct all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Agent, on behalf of itself and Lenders and irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as each of Borrower's and Guarantor's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance and endorsing the name of Borrower or Guarantor on any check or other item of payment for the proceeds of such "All Risk" policies of insurance. In the event Borrower or Guarantor at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, Agent, without waiving or releasing any Obligations or Default or Event of Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable. All sums so disbursed, including attorneys, fees, court costs and other charges related thereto, shall be payable, on demand, by Borrower and Guarantor to Agent and shall be additional Obligations hereunder secured by the Collateral, provided, that, if and to the extent Borrower or Guarantor fails to promptly pay any of such sums upon demand therefor, Agent is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower or Guarantor for payment thereof.

       (b Agent reserves the right at any time, upon any change in Borrower's or Guarantor's risk profile (including, without limitation, any change in the product mix maintained by Borrower or Guarantor or any laws affecting the potential liability of Borrower or Guarantor), to require additional forms and limits of insurance to, in Agent's reasonable opinion, adequately protect both Agent and Lenders' interests in all or any portion of the Collateral and to ensure that each of Borrower and Guarantor is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, each of Borrower and Guarantor shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

       (c Each of Borrower and Guarantor shall deliver to Agent endorsements (i) to all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) to all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured.

       (d The loss, if any, under any property insurance required to be carried by this Section 5.5 shall be adjusted with the insurance companies or otherwise collected, including the filing of appropriate proceedings by Borrower or Guarantor, subject to the reasonable approval of the Agent in the case of claims in excess of $100,000. If the proceeds payable under any policy of property insurance are $100,000 or less, Borrower and Guarantor shall have the right to use such proceeds to repair or replace the damaged or destroyed property, provided that a Default or an Event of Default shall not have occurred and be continuing at the time the proceeds are paid. If a Default or an Event of Default shall have occurred and be continuing at the time such insurance proceeds are paid, or if such insurance proceeds are more than $100,000, such insurance proceeds shall be applied to the Obligations in accordance with
Section 1.3(f) (and, notwithstanding anything else to the contrary in this Agreement or otherwise, to permanently reduce the Revolving Credit Loan Commitment by the amount of such proceeds that are, or are available to be, applied against the Revolving Credit Loan) unless the Requisite Lenders agree to permit part or all of such insurance proceeds to be used to repair or replace the damaged or destroyed property.

       5.6 Compliance with Laws. (a) Each of Borrower and Guarantor shall comply in all material respects with all federal, state and local laws and regulations applicable to it, including those relating to licensing, ERISA and labor matters.

       5.7 Supplemental Disclosure. On the request of Agent (in the event that such information is not otherwise delivered by Borrower to Agent pursuant to this Agreement), so long as there are Obligations outstanding hereunder, but not more frequently than quarterly absent the occurrence and continuance of a Default or an Event of Default, each of Borrower and Guarantor will supplement each schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby; provided, however, that such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by Agent and Requisite Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver of any Default or Event of Default disclosed therein.

       5.8 Employee Plans.  Each of Borrower and Guarantor shall notify Agent of
(i) any and all claims, actions, or lawsuits asserted or instituted, and of any threatened litigation or claims, against Borrower, Guarantor or any ERISA Affiliate, in connection with any Plan maintained, at any time, by Borrower, Guarantor or such ERISA Affiliate, or to which Borrower, Guarantor or such ERISA Affiliate has or had at any time any obligation to contribute, or/and against any such Plan itself, or against any fiduciary of or service provider to any such Plan and (ii) the occurrence of any material Reportable Event with respect to any Pension Plan of Borrower, Guarantor or such ERISA Affiliate.

       5.9 Environmental Matters. Each of Borrower and Guarantor shall (i) comply in all material respects with the Environmental Laws applicable to it,
(ii) notify Agent promptly after Borrower or Guarantor becomes aware of any Release upon or at any premises owned or occupied by it (other than Releases of immaterial quantities of cleaning materials, lubricants, solvents and similar products within any building which can be remediated promptly without any adverse environmental effect and without any required notification to regulatory authorities), and (iii) promptly forward to Agent a copy of any order, notice, permit, application, or any communication or report received by Borrower or Guarantor in connection with any Release or any other matter relating to the Environmental Laws that may affect such premises or Borrower or Guarantor. The provisions of this Section 5.10 shall apply whether or not the Environmental
Protection Agency, any other federal agency or any state, local or foreign environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

       5.10 Landlords' Agreements, Bailee Letters and Mortgagee Agreements. Each of Borrower and Guarantor shall use its best efforts to obtain a landlord's agreement in form and substance acceptable to Agent from the lessor of its manufacturing facility in Cythiana, Kentucky. If Borrower or Guarantor is unable to obtain a landlord's agreement within ninety (90) days after the Closing Date, Eligible Inventory at that location shall be subject to a reserve equal to two
(2) month's lease payments for purposes of calculating Borrowing Availability. No real property or warehouse space shall be leased or acquired by Borrower or Guarantor after the Closing Date, unless and until a landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location.

       5.11 Leased Locations of Collateral. Each of Borrower and Guarantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. Each of Borrower and Guarantor shall promptly deliver to Agent copies of (i) any and all default notices received under or with respect to any such leased location or public warehouse, and (ii) such other notices or documents as Agent may request in its reasonable discretion.

6.     NEGATIVE COVENANTS

       Each of Borrower and Guarantor covenants and agrees that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

       6.1 Mergers, Subsidiaries, Etc. Neither Borrower nor Guarantor shall directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person.

       6.2 Investments; Loans and Advances. Except as otherwise permitted by Sections 1.3(c), 6.3 or 6.4, neither Borrower nor Guarantor shall make any investment in, or make or accrue loans or advances of money to any Person, through the direct or indirect lending of money, holding of securities or otherwise, provided that Borrower may make loans and advances to Guarantor and Guarantor may make loans and advances to Borrower, in either case not in excess of $2,000,000 in the aggregate outstanding at any one time.

       6.3 Indebtedness. Neither Borrower nor Guarantor shall create, incur, assume or permit to exist any Indebtedness, except (i) Indebtedness secured by Liens permitted under Section 6.7, (ii) the Revolving Credit Loan, the Term Loan and the other Obligations, (iii) deferred taxes, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (v) existing Indebtedness set forth in Schedule 6.3 and refinancings thereof on terms and conditions acceptable to Agent, in its reasonable discretion, which shall in any event be on terms no less favorable to Borrower, Guarantor, Agent or any Lender than the terms of the Indebtedness being refinanced,(vi) Capital Lease Obligations in an amount outstanding at any one time which, when added to all then remaining lease obligations under operating leases in which Borrower or Guarantor is lessee and including all renewal periods at the option of lessor, does not exceed $2,000,000, and (vii) the Senior Subordinated Notes.

       6.4 Employee Loans and Affiliate Transactions. (a) Borrower and Guarantor shall not enter into or be a party to any transaction with an Affiliate of Borrower except in the ordinary course of and pursuant to the reasonable requirements of Borrower's and Guarantor's business and upon fair and reasonable terms that are fully disclosed to Agent in advance and are no less favorable to Borrower or Guarantor than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of Borrower. All such transactions existing as of the date hereof are described on Schedule 6.4(a).

       (b) Neither Borrower nor Guarantor shall enter into any lending or borrowing transaction with any of its employees other than loans to officers thereof for the exercise by such officers of employee stock options of Borrower, provided such loans do not exceed $500,000 in the aggregate outstanding at any one time, are not outstanding for more than 30 days and are not renewed or refinanced.

       6.5 Capital Structure and Business.  Neither Borrower nor Guarantor shall
(i) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Revolving Credit Loan or Term Loan or any of the other Obligations or could have or result in a Material Adverse Effect, (ii) make any change in its capital structure that is not acceptable to Agent in its reasonable discretion, or (iii) amend its certificate or articles of incorporation or bylaws in a manner which would adversely affect the Lenders or its duty or ability to repay the Obligations, provided that, notwithstanding the foregoing, the Borrower may consummate the IPO as long as the proceeds thereof are held and applied in accordance with
Section 1.3(c) hereof. Neither Borrower nor Guarantor shall engage in any business other than the businesses currently engaged in by Borrower and Guarantor or businesses reasonably related thereto.

       6.6 Guaranteed Indebtedness. Neither Borrower nor Guarantor shall incur any Guaranteed Indebtedness except (i) by endorsement of instruments or items of payment for deposit to its general account, and (ii) for Guaranteed Indebtedness incurred for its benefit if the primary obligation is expressly permitted by this Agreement.

       6.7 Liens. Neither Borrower nor Guarantor shall create, incur, assume or permit to exist any Lien on or with respect to any of its properties or assets (including Accounts, instruments, or chattel paper), whether now owned or hereafter acquired except (i) Permitted Encumbrances, (ii) presently existing or hereinafter created Liens in favor of Agent, on behalf of Lenders, (iii) Lessor's interests under Capital Leases permitted by Section 6.3(vi), (iv) Liens existing on the date hereof and described on Schedule 6.7, and (v) existing Liens securing the Senior Subordinated Notes.

       In addition, neither Borrower nor Guarantor shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or intellectual property licenses which prohibit liens upon the assets that are subject thereto.

       6.8 Sale of Assets. Neither Borrower nor Guarantor shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including any of its Accounts, other than (i) the sale of Inventory in the ordinary course of business, (ii) the sale, transfer, conveyance or other disposition of assets having a value not exceeding $50,000 in any single transaction or $250,000 in the aggregate in any Fiscal Year, and (iii) the sale, transfer, conveyance or other disposition of obsolete or redundant assets, including the real estate owned by

Borrower in Houston, Texas. Each of Borrower and Guarantor shall promptly deliver to Agent all of the cash proceeds (after deducting all expenses, including commissions, taxes payable, and amounts payable to holders of prior liens, if any, and an appropriate reserve for income taxes in connection therewith) of sales or dispositions permitted under clauses (ii) and (iii) above, which proceeds shall be applied to the repayment of the Obligations. With respect to any disposition of assets or other properties permitted pursuant to this Section 6.8, Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit Borrower or Guarantor to effect such disposition and shall execute and deliver to Borrower or Guarantor, at Borrower's and Guarantor's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower or Guarantor.

       6.9 ERISA. Neither Borrower nor Guarantor shall, nor shall it cause or permit any ERISA Affiliate thereof (without Agent's prior written consent) to,
(i)  acquire  any  ERISA  Affiliate  that  maintains  or  has an  obligation  to contribute to a Pension Plan that has either an "accumulated funding deficiency", as defined in Section 302 of ERISA, or any "unfunded vested benefits", as defined in Section 4006(a)(3)(E)(iii) of ERISA, in the case of any plan other than a Multiemployer Plan, and as defined in Section 4211 of ERISA in the case of a Multiemployer Plan, in excess of $50,000, (ii) permit or suffer any representation set forth in Schedule 3.14 to cease to be met and satisfied at any time, (iii) terminate any Title IV Plan where such termination could reasonably be anticipated to result in liability in excess of $50,000 to such Person, (iv) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan, in excess of $50,000, (v) fail to make any material contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent, (vi) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan, or (vii) fail to promptly provide Agent with copies of any Plan documents or governmental reports or filings, if requested by Agent.

       6.10 Financial Covenants. Borrower shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in
Schedule I.

       6.11 Hazardous Materials. Neither Borrower nor Guarantor shall cause or permit any other Person within its control to, cause or permit a Release or the presence, use, generation, manufacture, installation, Release, discharge, storage or disposal of any Hazardous Materials on, under, in, above or about any of its real estate or the transportation of any Hazardous Materials to or from any real estate where such Release or such presence, use, generation, manufacture, installation, Release, discharge, storage or disposal would violate in any material respect, or form the basis for any material liability under, any Environmental Laws. If a Default or Event of Default shall have occurred and be continuing, Borrower and Guarantor, at their own expense, shall cause the performance of such investigation and remediation and preparation of such environmental reports as Agent may from time to time request as to any location at which Collateral is then located, by reputable environmental consulting firms acceptable to Agent, and in form and substance acceptable to Agent.

       6.12 Sale-Leasebacks. Neither Borrower nor Guarantor shall engage in any sale-leaseback or similar transaction involving any of its assets.

       6.13 Cancellation of Indebtedness. Neither Borrower nor Guarantor shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

       6.14 Restricted Payments. Neither Borrower nor Guarantor shall make any Restricted Payment.

       6.15 Leases. (a) Neither Borrower nor Guarantor shall enter into any lease of real property or similar agreement or arrangement except existing leases disclosed on Schedule 6.16 and renewals thereof on substantially the same terms.

       (b) Neither Borrower nor Guarantor shall enter into or permit to exist any operating lease for equipment or personal property, if the aggregate of operating lease payments remaining to be paid under all outstanding operating leases in which either of Borrower or Guarantor is lessee, including all renewal periods at the option of lessor, together with all outstanding Capital Lease Obligations, at any time exceeds $2,000,000.

       6.16 Fiscal Year. Neither Borrower nor Guarantor shall change its Fiscal Year.

       6.17 Change of Corporate Name or Location. (a) Neither Borrower nor Guarantor shall (i) change its corporate name or (ii) change its chief executive office, principal place of business, corporate offices or warehouses or Collateral locations, or the location of its records concerning the Collateral, in any case without at least thirty (30) days' prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including, without limitation, to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral has been completed or taken and provided that any such new location shall be in the Continental United States; (b) in furtherance of and without limiting the scope of clause (a) above, neither Borrower nor Guarantor shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9.402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgement that any reasonable action requested by Agent in connection therewith, including, without limitation, to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral has been completed or taken.

       6.18 Cash Management. Neither Borrower nor Guarantor shall accumulate or maintain cash in disbursement, imprest or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

       6.19 Technology Development Arrangements. Any term or provision of this Agreement to the contrary notwithstanding, the Borrower and Guarantor shall be permitted to enter into technology development arrangements in the ordinary course of business with Persons other than Affiliates, provided that (i) the aggregate amount of expenditures and commitments therefor during the term of this Agreement shall not exceed $100,000 per annum on a non-cumulative basis, and (ii) such arrangements do not involve the creation of or investment in any legal entity established under applicable law.

7.     TERM

       7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Revolving Credit Loan, the Term Loan and all other Obligations shall be automatically due and payable in full on such date.

       7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of either Borrower or Guarantor or the rights of Agent and Lenders relating to any unpaid portion of the Revolving Credit Loan, the Term Loan or any other Obligation, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon either Borrower or Guarantor, and all rights of Agent and each Lender, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been paid
in  full  in  accordance  with  the  terms  of  the  agreements   creating  such
Obligations.

8.     EVENTS OF DEFAULT: RIGHTS AND REMEDIES

       8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

       (a Borrower shall fail to pay any regularly scheduled installment of principal of, or interest on, the Revolving Credit Loan or the Term Loan when due and payable, and such failure shall remain unremedied for a period of two
(2) Business Days or more, or Borrower shall fail to make payment of any of the other Obligations (other than as set forth in clause (b) below) when due and payable or declared due and payable.

       (b Borrower shall fail to pay any Fees, costs or expenses payable or reimbursable by Borrower under this Agreement or under any other Loan Document, and such failure shall have remained unremedied for a period of 5 days or more after Borrower has received notice of such failure from Agent or any Lender.

       (c Borrower shall fail or neglect to perform, keep or observe any of the provisions of (i) Sections 1.9, 5.5 or 6, or any of the provisions set forth in Schedules E or I, respectively; or (ii) Section 4 or any provisions set forth in Schedules G or H, respectively, within ten (10) days after written notice from Agent.

       (d Borrower or Guarantor shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for ten (10) days or more after Borrower has received written notice of any such failure from Agent or any Lender.

       (e A default or breach shall occur under any other agreement, document or instrument to which Borrower or Guarantor is a party and such default is not cured within any applicable grace period and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of Borrower or Guarantor in excess of $50,000 in the aggregate, or (ii) causes such Indebtedness or a portion thereof in excess of $50,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (iii) entitles any holder of such Indebtedness or a trustee to cause such Indebtedness or a portion thereof in excess of $50,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such right is exercised or waived by such holder or trustee.

       (f Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to any Lender by Borrower or Guarantor shall be untrue or incorrect in any material respect, as of the date when made or deemed made.

       (g Assets of Borrower or Guarantor with a fair market value of $50,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of Borrower or Guarantor and such condition shall continue for thirty (30) days or more.

       (h A case or proceeding shall have been commenced against Borrower or Guarantor in a court having competent jurisdiction seeking a decree or order in respect of Borrower (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Borrower or Guarantor or for any substantial part of Borrower's or Guarantor's assets, or
(iii) ordering the winding-up or liquidation of the affairs of Borrower or Guarantor and such case or proceeding shall remain undismissed or unstayed for forty-five (45) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

       (i Borrower or Guarantor shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, State or foreign bankruptcy or other similar law,
(ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or Guarantor or of any substantial part of Borrower's or Guarantor's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any such action.

       (j A final judgment or judgments for the payment of money in excess of $50,000 in the aggregate shall be rendered against Borrower or Guarantor and the same shall not (i) be fully covered by insurance, or (ii) within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged prior to the expiration of any such stay.

       (k With respect to any Plan: (i) which is a Defined Contribution Plan or Welfare Plan, Borrower, Guarantor or any ERISA Affiliate thereof or any other party-in-interest or disqualified Person shall engage in any transactions which in the aggregate results in a final assessment to Borrower in excess of $50,000 under Section 409 or 502 of ERISA or IRC Section 4975 which assessment has not been paid within 30 days of final assessment and which is not being contested pursuant to Sections 6.2(b) or (c) hereof; (ii) Borrower, Guarantor or any ERISA Affiliate thereof shall incur any accumulated funding deficiency, as defined in IRC Section 412, in the aggregate in excess of $50,000, or request a funding waiver from the IRS for contributions in the aggregate in excess of $50,000;
(iii) Borrower, Guarantor or any ERISA Affiliate thereof shall not pay any withdrawal liability which involves annual withdrawal liability payments which exceed $50,000, as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA, within 30 days after the date such payment becomes due, unless such payment is being contested pursuant to Sections 6.2(b) or (c) hereof; (iv) Borrower, Guarantor or any ERISA Affiliate thereof shall fail to make a required contribution by the due date under Section 412 of the IRC or Section 302 of ERISA which would result in the imposition of a lien under Section 412 of the IRC or Section 302 of ERISA within 30 days after the date such payment becomes due; or (v) an ERISA Event (other than an event described in 29 CFR '2615.23) with respect to a Plan has occurred, and within thirty (30) days Borrower has not contested such ERISA Event by appropriate proceedings.

       (l Any material provision of any Loan Document shall for any reason cease to be valid or enforceable in accordance with its terms, or Borrower or Guarantor shall challenge the enforceability of any Loan Document, or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

       (m Any "Change of Control" shall occur.

       (n) Borrower shall fail to pay in full the Senior Subordinated Notes and obtain the release of all Liens securing the same within ninety (90) days after the IPO.

       8.2 Remedies. If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice terminate this facility with respect to further Revolving Credit Advances, whereupon any further Revolving Credit Advances shall be made in Agent's sole discretion. If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, (a) declare all or any portion of the Obligations, including all or any portion of the Revolving Credit Loan and/or Term Loan, to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Schedule B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and Guarantor; (b) increase the rate of interest applicable to the Revolving Credit Loan and/or Term Loan to the Default Rate, as provided in Section 1.5(d); and (c) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1 (j) or (k), all of the Obligations, including the Revolving Credit Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

       8.3 Waivers by Borrower and Guarantor. Except as otherwise provided for in this Agreement or by applicable law, each of Borrower and Guarantor waives:
(i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which Borrower or Guarantor may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (ii) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Each of Borrower and Guarantor acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

9.     ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

       9.1 Assignment and Participations. (a) Each of Borrower and Guarantor hereby consents to Agent's and any Lender's sale of participations, and to Agent's and any Lender's assignment, at any time or times, of any of the Loan Documents, any Commitment or of any portion thereof or interest therein, including, without limitation, Agent's and any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not; provided, however, that any assignment by a Lender of all or any part of its Commitment shall (i) require the consent of Borrower, which consent shall not be unreasonably withheld, provided such consent shall not be required in connection with any loan portfolio transfer made by GE Capital; (ii) require the consent of Agent and the execution of a Lender Addition Agreement in form and substance satisfactory to Agent; (iii) be conditioned on such assignee Lender representing to the assigning Lender and the Agent that it is purchasing the portion of the Revolving Credit Loan and/or Term Loan to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iv) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (v) include a payment by the assigning Lender to the Agent of an assignment fee of $3,000; and, provided, further, that any participation by a Lender of all or any part of its Commitments shall be in an amount at least equal to $5,000,000, and with the understanding that all amounts payable by Borrower and Guarantor hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount, interest rate or fees payable hereunder in which such holder participates, (ii) any extension of the final scheduled maturity date of the principal amount of the Revolving Credit Loan and/or Term Loan in which such holder participates, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Each of Borrower and Guarantor hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrower and Guarantor to the participant and the participant shall for purposes of Sections 1.15, 1.16 and 9.8 be considered to be a "Lender".

       (b In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof. Each of Borrower and Guarantor hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower and Guarantor to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share.

       (c Except as otherwise provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

       (d Each of Borrower and Guarantor shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Borrower shall certify the correctness, completeness and accuracy of all descriptions of Borrower and Guarantor and their respective affairs contained in any selling materials provided by Borrower and all other information provided by Borrower and Guarantor and included in such materials, except that any projections delivered shall only be certified by Borrower as having been prepared by Borrower in good faith and based on reasonable assumptions consistent with Borrower's and Guarantor's anticipated business plans.

       (e A Lender may furnish any information concerning Borrower and Guarantor in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided, however, that such Lender shall utilize commercially reasonable procedures to cause such assignees or participants to maintain the confidentiality of confidential information of Borrower and Guarantor. In the event Agent or any Lender assigns or otherwise transfers all or any part of a Note, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes being assigned.

       9.2 Appointment of Agent. GE Capital is hereby appointed Agent to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and neither Borrower, Guarantor nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower, Guarantor or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted.

       If Agent shall request instructions from Requisite Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document or (b) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders.

       9.3 Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted. Without limitation of the generality of the foregoing, Agent: (i) may treat the payee of any Revolving Credit Note or Term Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrower or Guarantor or to inspect the Collateral (including the books and records) of Borrower or Guarantor; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

       9.4 GE Capital and Affiliates. With respect to its commitment hereunder to make the Term Loan and Revolving Credit Advances, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, Borrower or any of its Affiliates and any Person who may do business with or own securities of Borrower or any Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from Borrower or Guarantor for services in connection with the Agreement or otherwise without having to account for the same to Lenders.

       9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to in Section 3.4 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of Borrower and Guarantor and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of the Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

       9.6 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower or Guarantor and without limiting the Obligations of Borrower or Guarantor hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrower or Guarantor.

       9.7 Successor Agent. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to Borrower. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment, within 30 days after the resigning Agent's giving notice of resignation then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution organized under the laws of the United States of America or of any State thereof having a combined capital and surplus of at least $300,000,000, which is reasonably acceptable to Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

       9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to Borrower, Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) or Guarantor and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or Guarantor against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note having a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the Obligations, purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender or holder in accordance with their respective Pro Rata Shares. Each of Borrower and Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Revolving Credit Advances or Term Loan made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Revolving Credit Advances, Term Loan and other Obligations in the amount of such participation.

       9.9 Disbursement of Funds. Agent may, on behalf of Lenders, disburse funds to Borrower for Revolving Credit Advances requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Revolving Credit Advance before Agent disburses same to Borrower. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.9 or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Credit Loan Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

       9.10 Advances; Payments; Information; Non-Funding Lenders.

              (a) Revolving Credit Advances; Payments; Fee Payments.

              (i) The Revolving Credit Loan balance may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender, Revolving Credit Advances and payments in respect thereof will be settled according to the procedures described in Sections 9.10(a)(ii) and 9.10(a)(iii) below. Notwithstanding these procedures, each Lender's obligation to fund its portion of any advances made by Agent to Borrower will commence on the date such advances are made by Agent. Such payments will be made by each Lender without setoff, counterclaim or reduction of any kind.

              (ii) Not later than 11:00 a.m. (Chicago time) on the second (2nd) Business Day of each week, or more frequently (including daily) if Agent so elects or if Borrower has requested a Revolving Credit Advance in excess of $500,000 (each such day being a "Settlement Date"), Agent will advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of the Revolving Credit Loan balance as of the close of business on the first (1st) Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's portion of the Revolving Credit Loan to such Lender's Pro Rata Share of the Revolving Credit Loan as of any Settlement Date, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 2:00 p.m. (Chicago time) on the Settlement Date. Notwithstanding the foregoing, if Agent so elects, Agent may require that each Lender make its Pro Rata Share of any requested Revolving Credit Advance available to Agent for disbursement prior to the funding of such Revolving Credit Advance. If Agent elects to require that such funds be so made available, Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of the requested Revolving Credit Advance no later than 11:00 a.m. (Chicago time) on the date of funding thereof, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Revolving Credit Advance, in same day funds, by wire transfer to the Agent's account not later than 2:00 p.m. (Chicago time) on the date of funding such Revolving Credit Advance.

              (iii) For purposes of this Section 9.10(a)(iii), the following terms and conditions will have the following meanings:

              (A) "Daily Loan Balance" means, with respect to the Revolving Credit Loan or Term Loan, an amount calculated as of the end of each calendar day by subtracting (i) the cumulative principal amount paid by Agent to a Lender with respect to such Loan from the Closing Date through and including such calendar day, from (ii) the cumulative principal amount of such Loan advanced by such Lender to Agent from the Closing Date through and including such calendar day.

              (B) "Daily Interest Rate" means, with respect to the Revolving Credit Loan or Term Loan, an amount calculated by dividing the interest rate payable to a Lender on such Loan (as set forth in Section 1.5) as of each calendar day by three hundred sixty (360) days.

              (C) "Daily Interest Amount" means, with respect to the Revolving Credit Loan or Term Loan, an amount calculated by multiplying the Daily

                            Loan Balance of such Loan by the associated Daily Interest Rate applicable to such Loan.

              (D)           "Interest   Ratio"   means,   with  respect  to  the
                            Revolving Credit Loan or Term Loan, a number calculated by dividing the total amount of interest on such Loan received by Agent during the immediately preceding month by the total amount of interest on such Loan due from Borrower during the immediately preceding month.

On the first (1st) Business Day of each calendar month (an "Interest Settlement Date"), Agent will advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders on the Revolving Credit Loan and Term Loan as of the end of the last day of the immediately preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement and the other Loan Documents, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on Schedule K or the applicable Lender Addition Agreement, as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 12:00 noon (Chicago time) on the next Business Day following the Interest Settlement Date, such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders on the Revolving Credit Loan and Term Loan, as applicable. Such Lender's Pro Rata Share of interest on the Revolving Credit Loan and Term Loan, as applicable, will be calculated by adding together the Daily Interest Amounts for each calendar day of the prior month for such Loan and multiplying the total thereof by the Interest Ratio for such Loan.

       (b) Availability of Lender's Pro Rata Share.

       (i) Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on the first (1st) Business Day following each Settlement Date. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind.

       (ii) Nothing contained in this Section 9.10(b) will be deemed to relieve any Lender of its obligation to fulfill its Commitments or to prejudice any rights Agent or Borrower may have against any Lender as a result of any default by such Lender under this Agreement.

       (c) Return of Payments.

       (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower or Guarantor and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

       (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or Guarantor or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower, Guarantor or such other Person, without set-off, counterclaim or deduction of any kind.

       (d) Dissemination of Information.

       Agent will use reasonable efforts to provide Lenders with any information received by Agent from Borrower or Guarantor which is required to be provided to Lenders hereunder, with any notice of Default or Event of Default received by Agent from Borrower or Guarantor, with any notice of Default or Event of Default delivered by Agent to Borrower or Guarantor, with notice of any Default or Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Default or Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted.

       (f) Non-Funding Lenders. The failure of any Lender (such Lender, a "Non-Funding Lender") to make any Revolving Credit Advance to be made by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make its Revolving Credit Advance on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Revolving Credit Advance to be made by such Non-Funding Lender, and no Non-Funding Lender shall have any obligation to Agent or any Other Lender for the failure by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with to any Loan Document. Anything in this Agreement to the contrary notwithstanding, each

Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including, without limitation, exercising any rights of set-off) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of the Agent.

10.    SUCCESSORS AND ASSIGNS

       10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, Guarantor, Agent, Lenders and their respective successors and assigns, except as otherwise provided herein or therein. Neither Borrower nor Guarantor may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Requisite Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower or Guarantor without the prior express written consent of Agent shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Borrower, Guarantor, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.    MISCELLANEOUS

       11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest or commitment letter and/or fee letter between Borrower and Agent or any of its affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

       11.2 Amendments and Waivers. (a) Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, any of the Notes, or any of the other Loan Documents or consent to any departure by Borrower or Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower and, to the extent relating to Guarantor, by Guarantor.

       (b) In furtherance of and without limiting the foregoing, no amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which (i) increases the percentage advance rates set forth in the definition of Borrowing Base or (ii) makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Schedule C and Schedule D hereto shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower.

       (c) Notwithstanding the foregoing, except to the extent permitted by any applicable Lender Addition Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each affected Lender, do any of the following: (a) increase the principal amount of the Commitment of any affected Lender; (b) reduce the principal of, rate of interest on or Fees payable with respect to any Revolving Credit Advance, Letter of Credit Obligations or Term Loan; (c) extend the final scheduled maturity date of the principal amount of any Loan; (d) waive, forgive, defer, extend or postpone any payment of interest or Fees required hereunder; (e) except as otherwise contemplated herein or in one of the other Loan Documents, permit Borrower to sell or otherwise dispose of any Collateral with a value exceeding $5,000,000 in the aggregate; (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (g) amend or waive this Section 11.2 or the definitions of the terms used in this Section 11.2 insofar as the definitions affect the substance of this Section 11.2; and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under this agreement or any other Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrower or Guarantor in any case shall entitle Borrower or Guarantor to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

       11.3 Fees and Expenses. Borrower and Guarantor shall reimburse Agent for all reasonable out-of-pocket expenses incurred in connection with (a) the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the transactions contemplated thereby and advice in connection therewith), and (b) wire transfers to the account of Borrower or Guarantor. Borrower and Guarantor shall reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants) for advice, assistance, or other representation in connection with:

       (i) the forwarding to Borrower, Guarantor or any other Person on behalf of Borrower or Guarantor by Agent of the proceeds of the Revolving Credit Advances and Term Loan;

       (ii) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the loans made pursuant hereto or its rights hereunder or thereunder;

       (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower, Guarantor or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents;

       (iv) any attempt to enforce any rights of Agent or any Lender against Borrower, Guarantor or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents;

       (v) efforts to (A) monitor the Loans or any of the other Obligations, (B) evaluate, observe, assess Borrower or Guarantor or their respective affairs, and
(C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, without limitation, all the attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this
Section 11.3 shall be payable, on demand, by Borrower and Guarantor to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

       11.4 No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by Borrower or Guarantor of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower or Guarantor contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrower or Guarantor under this Agreement and no defaults by Borrower or Guarantor under any of the other Loan Documents shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and Requisite Lenders and directed to Borrower or Guarantor, as applicable, specifying such suspension or waiver.

       11.5 Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

       11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

       11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

       11.8 Authorized Signature. Until Agent shall be notified by Borrower or Guarantor to the contrary, the signature upon any document or instrument delivered pursuant hereto of an officer of Borrower or Guarantor listed on
Schedule 11.8 shall bind Borrower
or Guarantor, as applicable, and be deemed to be the act of Borrower or Guarantor, as applicable, affixed pursuant to and in accordance with resolutions duly adopted by Borrower's or Guarantor's Board of Directors.

       11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH OF BORROWER AND GUARANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER, GUARANTOR, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT EACH OF AGENT, LENDERS, BORROWER AND GUARANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, CITY OF CHICAGO, ILLINOIS AND, PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH OF BORROWER AND GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF BORROWER AND GUARANTOR HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH OF BORROWER AND GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT THE ADDRESS SET FORTH IN SCHEDULE J OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S OR GUARANTOR'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

       11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (iii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Schedule J or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower, Guarantor or Agent) designated on Schedule J to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

       11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

       11.12  Counterparts.  This  Agreement  may be  executed  in any number of
separate   counterparts,   each  of  which  shall  collectively  and  separately
constitute one agreement.

       11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF AGENT, LENDERS, BORROWER OR GUARANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

       11.14 Press Releases. Borrower hereby agrees that it is not on the date hereof issuing any press releases with respect to this Agreement or the Related Transactions which mentions or uses the name of General Electric Capital Corporation or its affiliates. Each of Borrower and Guarantor further agrees that it will not make in the future any press releases using the name of General Electric Capital Corporation or its affiliates referring to this Agreement without the prior written consent of GE Capital unless Borrower or Guarantor is required to do so under law and then, in any event, Borrower or Guarantor will consult with GE Capital before issuing such press release.

       11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower or Guarantor for liquidation or reorganization, should Borrower or Guarantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's or Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

12.    GUARANTY

       Guarantor hereby unconditionally guarantees the due and punctual payment of all Obligations of Borrower from time to time outstanding, including without limitation the due and punctual payment of the principal of and interest on the Loans made to Borrower pursuant to this Agreement and the due and punctual payment of all other amounts payable by Borrower under this Agreement or the other Loan Documents (collectively, the "Guaranteed Obligations").

       The obligations of Guarantor under this Section 12 and under any other Loan Document executed by Guarantor shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

       (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Guaranteed Obligation of Borrower or the Collateral therefor under this Agreement or the other Loan Documents;

       (b) any modification or amendment of or supplement to this Agreement or the other Loan Documents unless such modification, amendment or supplement expressly releases or discharges the Guaranteed Obligations;

       (c) any change in the corporate existence, structure or ownership of Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower or its Collateral or assets;

       (d) the existence of any claim, set-off or other rights which Borrower may have at any time against Guarantor, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

       (e) any invalidity or unenforceability for any reason of any provision or all of this Agreement or the other Loan Documents relating to or against Borrower, or any provision of applicable law or regulation purporting to prohibit the payment by Borrower of the principal of or interest on any Note or any other amount payable by it under this Agreement or the other Loan Documents; or

       (f) any other act or omission to act or delay of any kind by Borrower, Agent, any Lender or any other Person, or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Borrower's obligations under this Agreement or the other Loan Documents.

       Guarantor's obligations under this Section 12, the other terms and provisions of this Agreement and under any other Loan Document executed by Guarantor shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and this Agreement and the other Loan Documents shall have terminated in accordance with their terms. If at any time any payment of the principal of or interest on any Note made by Borrower or any other amount payable by Borrower under this or the other Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Guarantor's obligations under this
Section 12 with respect to such payment shall be revived and continued in full force and effect.

       Guarantor irrevocably waives notice, presentment, protest, notice, demand or action on delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Agent or the Lenders to sue the Borrower, any other guarantor or any other Person obligated with respect to the Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the same.

       Until the Obligations are paid in full, the Guarantor shall not exercise any right of subrogation, reimbursement, contribution or indemnity with respect to payments made by the Guarantor pursuant to this Section 12 or under any other Loan Document executed by Guarantor. In the event that the demand for payment of any amount payable by Borrower under this Agreement or the other Loan Documents is stayed upon the insolvency, bankruptcy or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable by the Guarantor hereunder forthwith upon demand by the Agent.

       If in any action or proceeding involving the state, federal or foreign bankruptcy, insolvency or other law affecting the rights of creditors generally, the obligations of Guarantor set forth in this Section 12 or under any other Loan Document executed by Guarantor would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability of Guarantor hereunder, then notwithstanding any other provision of this Section 12 or under any other Loan Document executed by Guarantor to the contrary, the aggregate amount of Guarantor's liability shall, without any further action of Agent, Lenders or any other Person, be automatically limited and reduced with respect to Guarantor to the highest amount which is valid and enforceable as determined in such action or proceeding.

                            [signature pages follow]

       IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


                                    LADISH CO., INC.,
                                      as Borrower


                                    By: ________________________________

                                    Title:______________________________



                                    By: ________________________________

                                    Title:______________________________




                                    STOWE MACHINE CO., INC.,
                                      as Guarantor


                                    By: ________________________________

                                    Title: ____________________________



                                    GENERAL ELECTRIC CAPITAL
                                      CORPORATION,
                                      as Agent and Lender

                                    By: _______________________________

                                    Title:_____________________________
Revolving Credit Loan
 Commitment:

$45,000,000.00


Term Loan Commitment:

$8,000,000.00

                              SCHEDULE A (Recitals)
                                       to
                                CREDIT AGREEMENT


                                   DEFINITIONS

       Capitalized terms used in the Agreement shall have (unless otherwise provided elsewhere in the Agreement) the following respective meanings and all section references in the following definitions shall refer to Sections of the
Agreement:

       "Account Debtor" shall mean any Person who may become obligated to Borrower, or any of its Subsidiaries under, with respect to, or on account of, an Account.

       "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by Borrower or Guarantor, and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper, documents or instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower or Guarantor, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code), (b) all of Borrower's or Guarantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of Borrower's or Guarantor's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to Borrower or Guarantor, under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or Guarantor, or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower or Guarantor) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

       "Affiliate" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (iii) each of such Person's officers, directors, joint venturers and partners. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and any Lender.

       "Agent"  shall mean GE Capital or its  successor  appointed  pursuant  to
Section 9.2.

       "Agreement" shall mean the Credit Agreement, dated as of June 30, 1995, as amended and restated as of February __, 1998, by and among Borrower, Guarantor, GE Capital, as Agent and Lender and the other Lenders signatory from time to time to the Agreement, and shall include all restatements and modifications thereof and amendments and supplements thereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at any and all times such reference becomes operative.

       "Applicable Margin" shall mean,for Index Rate Loans, until June 1, 1997, two and one-half percent (2.5%), and thereafter a percentage in effect for the then applicable Margin Period equal to the percentage shown below opposite the Borrower's EBITDA for the twelve (12) full consecutive calendar months ending with the most recent Fiscal Month prior to such Margin Period for which Borrower has delivered its monthly financial statements to Agent pursuant to clause (a) of Schedule G ("EBITDA Calculation Period"):

                                                Applicable Margin for
      EBITDA for the EBITDA                     Index Rate Loans for the
      Calculation Period                        Related Margin Period
      ---------------------                     -------------------------
      Greater than $23,500,000                          2.00%

      Greater than $20,750,000                          2.50%
      but less than or equal to
      $23,500,00

      Less than or equal to                             3.00%
      $20,750,000

As used in this definition: "Margin Period" shall mean, on any date of determination, the period (i) commencing five (5) days after the delivery of its monthly financial statements by the Borrower to the Agent as required by clause
(a) of Schedule G for its most recent Fiscal Month, and (ii) ending four (4) days after the delivery of such monthly financial statements for the next succeeding Fiscal Month.

       "Borrower Accounts" shall have the meaning set forth in Schedule E.

       "Borrower" shall have the meaning assigned thereto in the recitals to the Agreement.

       "Borrowing Availability" shall have the meaning assigned to it in Section 1.1(a).

       "Borrowing Base" shall mean, as of any date of determination by Agent, in its discretion from time to time, an amount equal to the sum at such time of:

              (a) eighty-five percent (85%) of Eligible Accounts, less reserves;

              (b) sixty percent (60%) of the book value of Raw Material and Finished Goods that constitute Eligible Inventory valued on a first-in, first-out basis (at the lower of cost or market), less reserves;

              (c) forty percent (40%) of the book value of Work-In-Process that constitutes Eligible Inventory, included on a first-in, first-out basis, at the lower of cost or market, less reserves.

       "Borrowing Base Certificate" shall mean a certificate in the form attached to the Agreement as Exhibit B.

       "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Illinois.

       "Capital Expenditures" shall mean all payments (including the principal portion of payments under Capital Leases, installment purchase agreements and other similar purchase money financing arrangements) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

       "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than any such lease under which such Person is the lessor.

       "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

       "Carry Over Amount" shall have the meaning  assigned  thereto on Schedule
I.

       "Change of Control" shall mean any event, transaction or occurrence as a result of which any Person and its Affiliates shall own or control, directly or indirectly, in the aggregate 51% or more of the Voting Stock, on a fully diluted basis.

       "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of Borrower,
(iv) Borrower's ownership or use of any properties or other assets, or (v) any other aspect of Borrower's businesses.

       "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located.

       "Closing Date" shall mean June 30, 1995, or such later date as the Borrower and Agent may mutually agree.

       "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

       "Collateral" shall mean the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

       "Collateral Documents" shall mean the Security Agreement, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement, and all similar agreements entered into guarantying payment of, or granting a Lien upon property as security for payment of, the Obligations.

       "Collateral   Reports"  shall  mean  the  reports  with  respect  to  the
Collateral referred to in Schedule H.

       "Collection Account" shall mean that certain account of Agent, account number 50232854 in the name of GECC\CF at Bankers Trust Company, 17 Wall Street, New York, New York, ABA No. 021001033.

       "Commitment Termination Date" shall mean the earliest of (i) June 30, 2000, (ii) the date on which the Term Loan is paid in full, (iii) the date of termination of Lenders' obligations to advance funds or permit existing advances to remain outstanding pursuant to Section 8.2, and (iv) the date of indefeasible prepayment in full by Borrower of the Revolving Credit Loan, and the permanent reduction of the Revolving Credit Loan Commitment to zero dollars ($0), in accordance with the provisions of Section 1.3.

       "Commitments" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances and the Term Loan as set forth on the signature page to the Agreement or in the most recent Lender Addition Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances and the Term Loan, as such amount may be further adjusted, if at all, from time to time in accordance with the Agreement.

       "Concentration Account" shall have the meaning assigned to it on Schedule E.

       "Contracts" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by Borrower, and, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower, may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

       "Copyright License" shall mean any and all rights now owned or hereafter acquired by Borrower or Guarantor under any written agreement granting any right to use any Copyright or Copyright registration.

       "Copyright   Security   Agreement"  shall  mean  the  Copyright  Security
Agreement made in favor of Agent, on behalf of itself and Lenders, by Borrower.

       "Copyrights" shall mean any and all of the following now owned or hereafter acquired by Borrower or Guarantor: (i) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter
adopted  or  acquired,   all  registrations  and  recordings  thereof,  and  all
applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (ii) all renewals thereof.

       "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect the Persons entering into same against fluctuations in currency values.

       "Current Assets" shall mean Borrower's current assets as calculated in accordance with GAAP, except that debts due from Affiliates shall be excluded therefrom.

       "Current Liabilities" shall mean all liabilities which should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from the dates of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and the current portion of long-term debt required to be paid within one year.

       "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

       "Default Rate" shall have the meaning assigned to it in Section 1.5(d).

       "Disbursement Account" shall have the meaning set forth in Schedule E.

       "Division" shall mean either of the Cudahy Forging or Industrial Products divisions of Borrower.

       "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by Borrower or Guarantor, wherever located.

       "DOL" shall mean the United States Department of Labor or any successor thereto.

       "Dollars or $" shall mean, lawful currency of the United States of America.

       "EBITDA" shall mean, with respect to the Borrower for any period, the consolidated net income from operations (before extraordinary items, interest, taxes, depreciation, amortization, and expenses and costs directly related to the consummation of the transactions contemplated by the Loan Documents) of Borrower determined in accordance with GAAP and in a manner consistent with the projections referred to in Section 3.4.

       "Eligible Accounts" shall have the meaning assigned to it on Schedule C.

       "Eligible Inventory" shall have the meaning assigned to it on Schedule D.

       "Environmental Laws" shall mean all federal, state, local and foreign laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relative to the applicable real estate, relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss. 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. ss. 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss. 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. ss. 651 et seq.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. ss. 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

       "Environmental Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, remedial actions, removal actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release or the presence of a Hazardous Material or threatened Release of a Hazardous Material.

       "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by Borrower or Guarantor, wherever located and, in any event, including all Borrower's or Guarantor's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

       "ERISA Affiliate" shall mean, with respect to Borrower, any trade or business (whether or not incorporated) which, together with Borrower, is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

       "ERISA Event" shall mean, with respect to Borrower, or any ERISA Affiliate, (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of Borrower, or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of Borrower or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make required contributions to a Qualified Plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

       "Event of Default" shall have the meaning assigned to it in Section 8.1.

       "Federal Reserve Board" shall have the meaning assigned to it in Section 3.11.

       "Fees" shall mean any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

       "Financial Officer" means the chief financial officer of the Borrower or, in connection with the certificate required by Section 2.1(h), such other officer designated by the Borrower's Board of Directors as being knowledgeable as to the overall financial management of Borrower.

       "Financial Statements" shall mean the financial statements referred to in
Schedule 3.4.

       "Finished Goods" shall mean finished goods included in Borrower's Inventory as determined in accordance with GAAP.

       "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

       "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower or Guarantor, ending on March, June, September and December of each year.

       "Fiscal Year" shall mean any of the annual accounting periods of Borrower ending on December 31 of each year.

       "Fixtures" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by Borrower or Guarantor.

       "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, consistently applied.

       "GE Capital Fee Letter" shall mean that certain letter, dated as of June 30, 1995, between GE Capital and Borrower with respect to certain fees to be paid by Borrower to GE Capital.

       "General Intangibles" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by Borrower or Guarantor, and, in any event, including, without limitation, all right, title and interest which

Borrower or Guarantor may now or hereafter have in or under any Contract, all customer lists, Copyrights, Trademarks, Patents, service marks, trade names, business names, corporate names, trade styles, logos and other source or business identifiers, and all applications therefor and reissues, extensions or renewals thereof, rights in intellectual property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark license), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments and rights of indemnification.

       "Goods" shall mean all "goods" as such term is defined in the Code, now owned or hereafter acquired by Borrower or Guarantor, wherever located.

       "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

       "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (i) to purchase or repurchase any such primary obligation, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (y) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made or (z) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

       "Guarantor" shall mean Stowe Machine Co., Inc., a Nevada corporation.

       "Hazardous Material" shall mean any substance, material or waste, the generation, handling, storage, treatment or disposal of which is regulated by or forms the basis of liability now or hereafter under, any Government Authority in any jurisdiction in which Borrower or Guarantor has owned, leased, or operated real property or disposed of hazardous materials, or by any Federal government authority, including, without limitation, any material or substance which is (i) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws, (ii) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), any radioactive substance, methane, volative hydrocarbons or any industrial solvent,
(iii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss. 1251 et seq. (33 U.S.C. ss. 1321) or listed pursuant to
Section 307 of the Clean Water Act (33 U.S.C. ss. 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq. (42 U.S.C. ss. 6903), or (v) defined as a "hazardous substance" pursuant to Section 1012 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq. (42 U.S.C. ss. 9601).

       "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (ii) reimbursement and all other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (iii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all Capital Lease Obligations, (vi) all obligations of such Person under Interest Rate Agreements, Currency Agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging arrangements, (vii) all Indebtedness referred to in clause (i), (ii), (iii),
(iv), (v) or (vi) above secured by (or for which the holder of such

Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (viii) the Obligations.

       "Index Rate" shall mean, for any day, the published rate for the thirty-day dealer placed commercial paper (sold through the dealers by major corporations) which normally is published in the "Money Rates" section of The Wall Street Journal for such day or, in the event such reports shall not so appear, in such other nationally recognized publications as Agent may, from time to time, specify to Borrower.

       "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by Borrower or Guarantor, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

       "Intellectual Property Assignments" shall mean the Patent Security Agreements, the Trademark Security Agreements and the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by Borrower.

       "Interest Payment Date" means the first Business Day of each month; provided, however, that each of (x) the date upon which both the Commitments have been terminated and the Loans have been paid in full; and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued hereunder.

       "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which Borrower is a party, designed to protect Borrower or any of its Subsidiaries against fluctuations in interest rates.

       "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by, Borrower or Guarantor, wherever located, and, in any event, including inventory, merchandise, goods and other personal property which are held by or on behalf of Borrower or Guarantor, for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's or Guarantor's businesses or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

       "Investments" shall have the meaning assigned to it in Section 6.2.

       "IPO" shall mean substantial consummation of the initial public offering of the Borrower's common stock under the Securities Act of 1933.

       "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

       "IRS" shall mean the Internal Revenue Service, or any successor thereto.

       "Leases" shall mean all leasehold estates in real property now owned or hereafter acquired by Borrower or Guarantor, as lessee.

       "Lender Addition Agreement" shall mean an agreement in form and substance satisfactory to, and acknowledged by, Agent whereby a portion of any of the Commitments of any Lender is assigned to another Lender after the Closing Date.

       "Lenders" shall mean GE Capital, the other Lenders named on the signature page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

       "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guaranty, by Agent or another Lender, of Letters of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Agent or another Lender thereupon or pursuant thereto.

       "Letters of Credit" shall mean commercial or standby letters of credit issued at the request and for the account of Borrower, and bankers' acceptances issued by Borrower, for which Agent or another Lender has incurred Letter of Credit Obligations pursuant thereto.

       "L/C Issuer" shall have the meaning assigned to such term in Schedule B.

       "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or Guarantor.

       "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

       "Loan Account" shall have the meaning assigned to it in Section 1.12.

       "Loan Documents" shall mean the Agreement, the Revolving Credit Notes, Term Notes, the Security Agreement, the Mortgages, the other Collateral Documents and all other agreements, instruments, documents and certificates identified in the Schedule of Documents in favor of Agent and/or Lenders and including (without limitation) all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower or any of its Affiliates, or any employee of Borrower, or any of its Affiliates, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated hereby.

       "Loans" shall mean the Revolving Credit Loan and the Term Loan.

       "Lock Box Account" shall have the meaning assigned to it on Schedule E.

       "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, operations, prospects or financial or other condition of Borrower or Guarantor, (ii) Borrower's or Guarantor's ability to pay the Revolving Credit Loan or any of the other Obligations in accordance with the terms thereof, (iii) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of any such Lien, or (iv) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

       "Maximum Lawful Rate" shall have the meaning assigned to it in Section 1.5(f).

       "Maximum Revolving Credit Loan" shall mean, at any particular time, an amount equal to the Revolving Credit Loan Commitment of all Lenders less the then outstanding amount of the Letter of Credit Obligations.

       "Mortgaged Properties" shall have the meaning assigned to it in Section 2.1(l).

       "Mortgages" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by Borrower or Guarantor to Agent, with respect to the Mortgaged Properties, all in form and substance satisfactory to Agent.

       "Multiemployer  Plan"  shall  mean a  "multiemployer  plan" as defined in
Section 4001(a)(3) of ERISA, and to which Borrower or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

       "Non-use Fee" shall have the meaning assigned to it in Section 1.8(b).

       "Notes" shall mean the Revolving Credit Notes and the Term Notes, collectively.

       "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1.

       "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower or Guarantor to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including, without limitation, all interest which accrues after the commencement of any case or proceeds in bankruptcy after the insolvency of, or for the reorganization of, Borrower or Guarantor, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to Borrower or Guarantor under the Agreement or any of the other Loan Documents.

       "Other Taxes" shall have the meaning assigned to it in Section 1.15.

       "Patent License" shall mean any and all rights under any written agreement now owned or hereafter acquired by Borrower or Guarantor granting any right with respect to any invention on which a Patent is in existence.

       "Patent Security Agreement" shall mean the Patent Security Agreement made in favor of Agent, on behalf of itself and Lenders, by Borrower.

       "Patents" shall mean all of the following in which Borrower or Guarantor now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country, and
(ii) all reissues, continuations, continuations-in-part or extensions thereof.

       "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

       "Pension Plan" shall mean an employee pension benefit plan, as defined in
Section 3 (2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3 (34) of ERISA, and which either Borrower, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

       "Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, not yet due and payable; (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower or Guarantor is a party as lessee made in the ordinary course of business; (iv) deposits securing statutory obligations of Borrower or Guarantor;
(v) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (vi) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $25,000 at any time; (vii) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower or Guarantor is a party; (viii) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay; and (ix) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, lease or leasehold estate.

       "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

       "Plan" shall mean, with respect to Borrower or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower or ERISA affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

       "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower or Guarantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower or Guarantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any claim of Borrower or Guarantor against third parties (a) for past, present or future infringement of any Patent or Patent License, (b) for past, present or future infringement or dilution of any Copyright or Copyright License or (c) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (iv) any recoveries by Borrower against third parties with respect to any litigation or dispute concerning any of the Collateral, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

       "Pro Rata Share" shall mean with respect to all matters relating to any Lender (a) with respect to the Revolving Credit Loan, the percentage obtained by dividing (i) the Revolving Credit Loan Commitment of that Lender by (ii) the aggregate Revolving Credit Loan Commitments of all Lenders, and, (b) with respect to the Term Loan, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, as all such percentages may be adjusted by assignments permitted pursuant to Section 9.1.

       "Qualified Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the IRC, and which Borrower, Guarantor or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

       "Raw Materials" shall mean raw materials included in Borrower's or Guarantor's Inventory in accordance with GAAP.

       "Real Estate" shall have the meaning assigned to it in Section 3.7.

       "Release" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

       "Reportable Event" shall mean any of the events described in Section 4043(c) (1), (2), (3), (5), (6), (8) or (9) through (12) of ERISA.

       "Requisite Lenders" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the outstanding Loans and Letter of Credit Obligations.

       "Restatement Date" shall mean February __, 1998, or such later date as the Borrower and Agent may mutually agree.

       "Restricted Payment" shall mean (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(ii) any payment on account of the purchase, redemption, defeasance or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, or (iii) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person.

       "Retiree Welfare Plan" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

       "Revolving  Credit  Advance"  shall have the  meaning  assigned  to it in
Section 1.1(a).

       "Revolving Credit Loan" shall mean as the context may require, the aggregate amount of Revolving Credit Advances outstanding at any time to Borrower.

       "Revolving Credit Loan Commitment" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances as set forth in the signature page to the Agreement or in the most recent Lender Addition Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances, which aggregate commitment shall be Forty-Five Million Dollars ($45,000,000) as of the Restatement Date, as such amount may be further adjusted, if at all, from time to time in accordance with the Agreement.

       "Revolving Credit Note" shall have the meaning assigned to it in Section 1.1(b) and shall be substantially in the form of Exhibit C.

       "Schedule  of  Documents"   shall  mean  the   schedule,   including  all
appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Schedule F.

       "Security Agreement" shall mean the Security Agreement dated as of June 30, 1995, entered into among Agent, on behalf of itself and Lenders, Borrower and Guarantor, including all amendments, restatements, modifications and supplements thereto, and shall refer to the Security Agreement as the same may be in effect at the time such reference becomes operative.

       "Senior Subordinated Notes" shall mean the Borrower's senior subordinated notes outstanding on the Closing Date, together with all documents, instruments or agreements evidencing, governing or securing such notes, but not any increases thereof or refundings thereof, or amendments or modifications thereto, not consented to by Agent in writing.

       "Solvent" shall mean, with respect to any Person, that (i) the fair salable value of its assets exceeds the fair present value of its liabilities (including, without limitation, all contingent or disputed liabilities to that extent that, in accordance with GAAP, such liabilities should be reflected on or otherwise noted in connection with Borrower's balance sheet prepared in accordance with GAAP); (ii) such Person is able to pay its debts when due; and
(iii) such Person has capital sufficient to carry on its current business and all businesses in which it is about to engage.

       "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

       "Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation

(irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise and (ii) any partnership, limited liability company, joint venture or other similar entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner, managing member or may exercise the powers of a general partner or managing member.

       "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or any political subdivision thereof.

       "Termination Date" shall mean the date on which the Revolving Credit Loan and Term Loan have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Borrower shall not have any further right to borrow any monies thereunder.

       "Term Loan" shall mean have the meaning assigned to it in Section 1.1(b).

       "Term Loan Commitment" shall mean (a) as to any Lender with a Term Loan Commitment, the aggregate commitment of such Lender to make the Term Loan as set forth on the signature page to the Agreement or in the most recent Lender Addition Agreement executed by such Lender and (b) as to all Lenders with a Term Loan Commitment, the aggregate commitment of all Lenders to make the Term Loan, which aggregate commitment shall be Eight Million Dollars ($8,000,000) on the Closing Date.

       "Term Note" shall have the meaning assigned to it in Section 1.2(a) and shall be substantially in the form of Exhibit D.

       "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

       "Trademark  Security   Agreements"  shall  mean  the  Trademark  Security
Agreements made in favor of Agent, on behalf of Lenders, by Borrower, as amended or modified from time to time.

       "Trademark License" shall mean any and all rights now owned or hereafter acquired by Borrower or Guarantor under any written agreement granting any right to use any Trademark or Trademark registration.

       "Trademarks" shall mean any and all of the following now owned or hereafter acquired by Borrower or Guarantor: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

       "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (ii) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower, Guarantor or any ERISA Affiliate as a result of such transaction.

       "Voting Stock" shall mean any Stock of Borrower or Guarantor entitled to vote for the election of directors thereof.

       "Welfare Plans" shall mean any welfare plan, as defined in Section 3(1) of ERISA, which is maintained or contributed to by Borrower or any ERISA Affiliate.

       "Withdrawal Liability" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

       "Work-In-Process" shall mean work-in-process included in Borrower's or Guarantor's Inventory as determined in accordance with GAAP.

       Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. In the event that any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), and (b) changes in accounting principles concurred in by Borrower's certified public accountants. In the event, if any, that Agent, Borrower and Requisite Lenders shall have agreed upon the required amendments, then after such agreement has been evidenced in writing and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

       All other undefined terms contained in the Agreement or any of the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of Illinois to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement.

       Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

            AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT


       This AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of this 1st day of April, 1998 by and among LADISH CO., INC., a Wisconsin corporation ("Borrower"), STOWE MACHINE CO., INC., a Nevada corporation and a wholly-owned subsidiary of Borrower ("Guarantor"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself as Lender and as Agent for Lenders, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).

                                    RECITALS

       WHEREAS, Borrower, Agent and Lenders have entered into that certain Amended and Restated Credit Agreement dated as of March 9, 1998 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement");

       WHEREAS, the parties hereto wish to enter into this Amendment to change the definition of "Applicable Margin."

       NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       SECTION 1. Amendments to the Credit Agreement.

       (a) The definition of "Applicable Margin" in Schedule A to the Credit Agreement is hereby amended and restated in its entirety as follows:

              ""Applicable Margin" shall mean, for Index Rate Loans, until receipt by Agent of audited Financial Statements for the Fiscal Year ending December 31, 1998, one and one-half percent (1.5%), and thereafter a percentage in effect for the then applicable Margin Period equal to the percentage shown below opposite the ratio of (i) the average Funded Debt for the twelve (12) full consecutive calendar months ending with the most recent Fiscal Quarter prior to such Margin Period for which Borrower has delivered its monthly financial statements to Agent pursuant to clause
       (a) of Schedule G ("Calculation Period") to (ii) Borrower's EBITDA for such Calculation Period:

       Ratio of Funded Debt                Applicable Margin for
       to EBITDA for the                   Index Rate Loans for the

      Calculation Period                   Related Margin Period
      ------------------------             ------------------------

      Greater than 2.5                          2.00%

      Greater or equal to 2.0                   1.75%
      but less than 2.5

      Greater or equal to 1.5                   1.50%
      but less than 2.0

      Greater or equal to 1.0                   1.25%
      but less than 1.5

      Less than 1.0                             1.00%

      As used in this definition: "Margin Period" shall mean, on any date of determination, the period (i) commencing five (5) days after the delivery of its quarterly financial statements by the Borrower to the Agent as required by clause (a) of Schedule G for its most recent Fiscal Quarter, and (ii) ending four (4) days after the delivery of such quarterly financial statements for the next succeeding Fiscal Quarter."

       (b) Schedule A to the Credit Agreement is amended by inserting the following definition in appropriate alphabetical order:

              ""Funded Debt" shall mean, with respect to Borrower and its Subsidiaries, on a consolidated and consolidating basis, all of its Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from, or is directly or indirectly renewable or extendable at its option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendable beyond one year at the option of the debtor, and shall include the Obligations."

       SECTION 2. Ratification and Confirmation. The Guarantor hereby confirms that, after giving effect to this Amendment, it is a party to the Credit Agreement and further agrees to be bound by the terms of the Credit Agreement and each Loan Document to which it is a party.

       SECTION  3.   Representations   and  Warranties  of  Borrower.   Borrower
represents and warrants that:


              (a) The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

              (b) After giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof with respect to Borrower and its Subsidiaries;

              (c) Neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof;

              (d) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

       SECTION  4.  Representations  and  Warranties  of  Guarantor.   Guarantor
represents and warrants that:

              (a) The execution, delivery and performance by Guarantor of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

              (b) After giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof with respect to Guarantor;

              (c) Neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Guarantor's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof;

              (d) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

       SECTION 5. Reference to and Effect Upon the Credit Agreement.

       (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

       (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

       SECTION 6. Costs and Expenses. As provided in Section 11.3 of the Credit Agreement, Borrower and Guarantor each agree to reimburse Agent upon demand for all costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

       SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

       SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

       SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

       SECTION 10. Effectiveness. This Amendment shall become effective upon:

       (a) the receipt of executed original signature pages to this Amendment by Lenders, Borrower and Guarantor;

       (b) receipt of an executed original certificate from the Secretary of each of Borrower and Guarantor, certifying as to (i) resolutions of the Board of Directors of such entity duly authorizing the execution, delivery and effectiveness of this Amendment and all other instruments and documents to be delivered by such entity; and (ii) incumbency of qualified officers of such entity;

       (c) receipt of an executed original certificate from an authorized officer of each of Borrower and Guarantor, certifying that no Default or Event of Default has occurred and is continuing; and

       (d) reimbursement of Agent's costs and expenses as provided in Section 6 hereof.

       IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                    LADISH CO., INC.

                                    By:

                                    Title:


                                    STOWE MACHINE CO., INC.

                                    By:

                                    Title:


                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    individually and as Agent
                                    for the Lenders

                                    By:

                                    Title:

            AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT


       This AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of this 1st day of September, 1998 by and among LADISH CO., INC., a Wisconsin corporation ("Borrower"), STOWE MACHINE CO., INC., a Nevada corporation and a wholly-owned subsidiary of Borrower ("Guarantor"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself as Lender and as Agent for Lenders, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).

                                    RECITALS

       WHEREAS, Borrower, Agent and Lenders have entered into that certain Amended and Restated Credit Agreement dated as of March 9, 1998 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement");

       WHEREAS, Borrower wishes to repurchase up to one million shares of its common Stock; and

       WHEREAS, the parties hereto wish to enter into this Amendment to allow the Borrower to consummate such repurchase under certain conditions.

       NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       SECTION 1. Amendment to the Credit Agreement. Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

              "6.14 Restricted Payments. Borrower shall not make any Restricted Payment; provided that on or before September 1, 1999, so long as no Default or Event of Default shall have occurred and be continuing, Borrower may repurchase up to one million shares in the aggregate of Borrower's common Stock from its own funds and not from Loans under the Credit Agreement."

              SECTION 2. Ratification and Confirmation. The Guarantor hereby confirms that, after giving effect to this Amendment, it is a party to the Credit Agreement and further agrees to be bound by the terms of the Credit Agreement and each Loan Document to which it is a party.

       SECTION  3.   Representations   and  Warranties  of  Borrower.   Borrower
represents and warrants that:

              (a) The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

              (b) After giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof with respect to Borrower and its Subsidiaries;

              (c) Neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof;

              (d) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

       SECTION  4.  Representations  and  Warranties  of  Guarantor.   Guarantor
represents and warrants that:

       (a) The execution, delivery and performance by Guarantor of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

              (b) After giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof with respect to Guarantor;

              (c) Neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Guarantor's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof;

              (d) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

       SECTION 5. Reference to and Effect Upon the Credit Agreement.

       (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

       (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

       SECTION 6. Costs and Expenses. As provided in Section 11.3 of the Credit Agreement, Borrower and Guarantor each agree to reimburse Agent upon demand for all costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

       SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

       SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

       SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

       SECTION 10. Effectiveness. This Amendment shall become effective upon:

       (a) the receipt of executed original signature pages to this Amendment by Lenders, Borrower and Guarantor;

       (b) receipt of an executed original certificate from the Secretary of each of Borrower and Guarantor, certifying as to (i) resolutions of the Board of Directors of such entity duly authorizing the execution, delivery and effectiveness of this Amendment and all other instruments and documents to be delivered by such entity; and (ii) incumbency of qualified officers of such entity;

       (c) receipt of an executed original certificate from an authorized officer of each of Borrower and Guarantor, certifying that no Default or Event of Default has occurred and is continuing; and

       (d) reimbursement of Agent's costs and expenses as provided in Section 6 hereof.

       IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                    LADISH CO., INC.

                                    By:

                                    Title:


                                    STOWE MACHINE CO., INC.

                                    By:

                                    Title:


                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    individually and as Agent
                                    for the Lenders

                                    By:

                                    Title: